EXHIBIT 99.3

ITEM 8. - FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Index to Consolidated Financial Statements and Financial Statement Schedule

PAGE
Financial Statements:

Financial Statement Schedule:

II - Valuation and Qualifying Accounts	60

All other financial statement schedules are omitted because they are not applicable or because the required information is shown elsewhere in the Consolidated Financial Statements or Notes thereto.

Report of Independent Registered Public Accounting Firm

To the Stockholders and
Board of Directors of Omnicare, Inc.

In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Omnicare, Inc. and its subsidiaries at December 31, 2010 and 2009, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.  In addition, in our opinion, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.  Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2010 based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).  The Company's management is responsible for these financial statements and financial statement schedule, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in Management's Report on Internal Control over Financial Reporting (not presented herein) appearing under Item 9A of the Annual Report on Form 10-K for the year ended December 31, 2010.  Our responsibility is to express opinions on these financial statements, on the financial statement schedule, and on the Company's internal control over financial reporting based on our integrated audits.  We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects.  Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk.  Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

As discussed in Note 4 to the consolidated financial statements the Company changed the manner in which it accounts for business combinations in 2009.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ PricewaterhouseCoopers LLP
Cincinnati, Ohio
February 24, 2011, except with respect to our opinion on the consolidated financial statements and financial statement schedule insofar as it relates to the effects of discontinued operations discussed in Note 1, as to which the date is July 29, 2011.

CONSOLIDATED STATEMENTS OF INCOME
OMNICARE, INC. AND SUBSIDIARY COMPANIES

(in thousands, except per share data)

	For the years ended December 31,
	2010 (a)	2009 (a)	2008 (a)

Net sales	$6,030,670	$6,001,053	$5,992,450
Cost of sales	4,694,440	4,566,837	4,518,645
Gross profit	1,336,230	1,434,216	1,473,805
Selling, general and administrative expenses	747,608	766,172	854,482
Provision for doubtful accounts	136,630	92,495	106,240
Restructuring and other related charges	17,165	19,814	34,089
Settlement, litigation and other related charges	113,709	77,449	99,267
Goodwill and other asset impairment charges	22,884	-	-
Separation, benefit plan termination and related costs	64,760	-	-
Other miscellaneous charges	44,320	8,535	914
Operating income	189,154	469,751	378,813
Investment income	9,610	9,670	9,782
Interest expense	(135,720)	(119,893)	(143,051)
Amortization of discount on convertible notes	(29,536)	(27,977)	(25,934)
Income from continuing operations before income taxes	33,508	331,551	219,610
Income tax provision	19,044	96,856	88,309
Income from continuing operations	14,464	234,695	131,301
Income (loss) from discontinued operations	(120,573)	(22,772)	9,172
Net income (loss)	$(106,109)	$211,923	$140,473
Earnings (loss) per common share - Basic:
Continuing operations	$0.12	$2.00	$1.12
Discontinued operations	(1.04)	(0.19)	0.08
Net income (loss)	$(0.91)	$1.81	$1.20
Earnings (loss) per common share - Diluted:
Continuing operations	$0.13	$2.00	$1.11
Discontinued operations	(1.03)	(0.19)	0.08
Net income (loss)	$(0.91)	$1.80	$1.19
Weighted average number of common shares outstanding:
Basic	116,348	117,094	117,466
Diluted	116,927	117,777	118,313

(a) Certain amounts for all periods presented have been recast to present the Company's Contract Research Services
("CRO Services") and Tidewater Group Purchasing Organization ("Tidewater") businesses as discontinued operations.

The Notes to Consolidated Financial Statements are an integral part of these statements.

CONSOLIDATED BALANCE SHEETS
OMNICARE, INC. AND SUBSIDIARY COMPANIES

(in thousands, except share data)	December 31,
	2010 (a)	2009 (a)
ASSETS
Current assets:
Cash and cash equivalents	$494,484	$275,707
Restricted cash	2,019	15,264
Accounts receivable, less allowances of $401,027 (2009-$332,541)	1,011,823	1,183,144
Inventories	418,965	368,477
Deferred income tax benefits	150,644	112,906
Rabbi trust assets	85,741	-
Other current assets	246,866	182,579
Current assets of discontinued operations	47,254	81,530
Total current assets	2,457,796	2,219,607

Properties and equipment, at cost less accumulated depreciation of $284,533 (2009-$300,655)	204,717	203,847
Goodwill	4,234,821	4,152,255
Identifiable intangible assets, less accumulated amortization of $219,107 (2009-$184,216)	259,809	293,831
Rabbi trust assets	-	133,040
Other noncurrent assets	156,941	147,037
Noncurrent assets of discontinued operations	49,329	174,487
Total noncurrent assets	4,905,617	5,104,497
Total assets	$7,363,413	$7,324,104

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$233,396	$256,929
Accrued employee compensation	59,417	36,900
Deferred revenue	2,352	1,827
Current debt	3,537	127,069
Other current liabilities	273,191	172,922
Current liabilities of discontinued operations	22,361	22,170
Total current liabilities	594,254	617,817
Long-term debt, notes and convertible debentures (Note 10)	2,106,758	1,980,239
Deferred income tax liabilities	737,383	574,146
Other noncurrent liabilities	109,074	275,909
Total noncurrent liabilities	2,953,215	2,830,294
Total liabilities	3,547,469	3,448,111
Commitments and contingencies (Note 17)
Stockholders' equity:
Preferred stock, no par value, 1,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $1 par value, 200,000,000 shares authorized, 129,634,300 shares issued (2009-127,824,800 shares issued)	129,634	127,825
Paid-in capital (Note 10)	2,424,978	2,269,905
Retained earnings	1,579,672	1,698,620
Treasury stock, at cost-13,011,700 shares (2009-7,545,000 shares)	(333,554)	(205,017)
Accumulated other comprehensive (loss) income	15,214	(15,340)
Total stockholders' equity	3,815,944	3,875,993
Total liabilities and stockholders' equity	$7,363,413	$7,324,104
(a) Certain amounts for all periods presented have been recast to present the Company's CRO Services and Tidewater businesses as discontinued operations.

The Notes to Consolidated Financial Statements are an integral part of these statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS
OMNICARE, INC. AND SUBSIDIARY COMPANIES

(in thousands)
	For the years ended December 31,
	2010 (a)	2009 (a)	2008 (a)
Cash flows from operating activities:
Net income (loss)	$(106,109)	$211,923	$140,473
Income (loss) from discontinued operations	120,573	22,772	(9,172)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation	46,096	47,919	46,385
Amortization	104,450	89,763	89,762
Write-off of debt issuance costs	6,636	-	-
Debt redemption tender offer premium	(7,591)	-	-
Goodwill and other asset impairment charges	22,884	-	-
Benefit plan termination and related costs	25,187	-	-
Loss on debt extinguishment	25,552	-	-
Deferred tax provision	22,952	90,658	56,041
Changes in assets and liabilities, net of effects from acquisition and divesture of businesses:
Accounts receivable, net of provison for doubtful accounts	198,338	135,320	43,327
Inventories	(34,676)	84,469	3,887
Current and noncurrent assets	38,966	(14,891)	71,912
Accounts payable	(44,638)	(74,414)	(47,713)
Accrued employee compensation	21,451	(6,436)	22,028
Deferred revenue	525	(206)	(581)
Current and noncurrent liabilities	(71,693)	(106,162)	17,240
Net cash flows from operating activities of continuing operations	368,903	480,715	433,589
Net cash flows from (used in) operating activities of discontinued operations	(288)	3,079	4,608
Net cash flows from operating activities	368,615	483,794	438,197

Cash flows from investing activities:
Acquisition of businesses, net of cash received	(111,812)	(92,889)	(225,710)
Capital expenditures	(23,517)	(29,231)	(57,041)
Transfer of cash to trusts for employee health and severance costs, net of payments out of the trust	11,082	(10,547)	847
Disbursements for loans and investments	(3,425)	(6,800)	-
Other	2,166	(3,179)	683
Net cash flows used in investing activities of continuing operations	(125,506)	(142,646)	(281,221)
Net cash flows used in investing activities of discontinued operations	(546)	(2,191)	(4,072)
Net cash flows used in investing activities	(126,052)	(144,837)	(285,293)

Cash flows from financing activities:
Borrowings on line of credit facilities	-	-	396,000
Payments on line of credit facilities, term A loan and notes payable	(125,000)	(275,000)	(485,081)
Proceeds from long-term borrowings and obligations	975,000	-	-
Payments on long-term borrowings and obligations	(726,533)	(1,592)	(2,833)
Fees paid for financing activities	(33,249)	-	-
Increase (decrease) in cash overdraft balance	18,221	(637)	(5,449)
Payments for Omnicare common stock repurchases (Note 2)	(100,942)	-	(100,165)
Proceeds (payments) for stock awards and exercise of stock options, net of stock tendered in payment	(13,989)	9,666	(1,390)
Excess tax benefits from stock-based compensation	679	2,367	963
Dividends paid	(12,839)	(10,733)	(10,751)
Net cash flows used in financing activities of continuing operations	(18,652)	(275,929)	(208,706)
Net cash flows used in financing activities of discontinued operations	-	(479)	(360)
Net cash flows used in financing activities	(18,652)	(276,408)	(209,066)

Effect of exchange rate changes on cash	(5,968)	(1,099)	(3,196)
Net increase (decrease) in cash and cash equivalents	217,943	61,450	(59,358)
Less increase (decrease) in cash and cash equivalents of discontinued operations	(834)	409	176
Increase (decrease) in cash and cash equivalents of continuing operations	218,777	61,041	(59,534)
Cash and cash equivalents at beginning of year	275,707	214,666	274,200

Cash and cash equivalents at end of year	$494,484	$275,707	$214,666

(a) Certain amounts for all periods presented have been recast to present the Company's CRO Services and Tidewater businesses as discontinued operations.

The Notes to Consolidated Financial Statements are an integral part of these statements.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
OMNICARE, INC. AND SUBSIDIARY COMPANIES
(in thousands, except per share data)

					Accumulated
					Other	Total
	Common	Paid-in	Retained	Treasury	Comprehensive	Stockholders'
	Stock	Capital	Earnings	Stock	Income	Equity
Balance at January 1, 2008	$124,599	$2,195,564	$1,368,449	$(89,791)	$(57,998)	$3,540,823
Dividends paid ($0.09 per share)	-	-	(10,751)	-	-	(10,751)
Stock acquired/issued for benefit plans	-	(343)	-	2,319	-	1,976
Stock option exercises and amortization/forfeitures	264	10,138	-	-	-	10,402
Common stock repurchase	-	-	-	(100,165)	-	(100,165)
Stock awards, net of amortization/forfeitures	720	18,770	-	(5,541)	-	13,949
Subtotal	125,583	2,224,129	1,357,698	(193,178)	(57,998)	3,456,234
Net income	-	-	140,473	-	-	140,473
Other comprehensive income (loss), net of tax:
Cumulative translation adjustment	-	-	-	-	224	224
Unrealized appreciation in fair value of investments	-	-	-	-	4,940	4,940
Amortization of pension benefit costs	-	-	-	-	9,292	9,292
Actuarial gain on pension obligations	-	-	-	-	43,706	43,706
Comprehensive income	-	-	140,473	-	58,162	198,635
Balance at December 31, 2008	125,583	2,224,129	1,498,171	(193,178)	164	3,654,869
Dividends paid ($0.09 per share)	-	-	(10,733)	-	-	(10,733)
Stock acquired/issued for benefit plans	-	23	-	569	-	592
Stock option exercises and amortization/forfeitures	1,079	24,619	-	-	-	25,698
Stock awards/issuance, net of amortization/forfeitures	1,163	21,883	-	(12,408)	-	10,638
Adjustment to deferred tax convertible debt adjustment	-	(749)	(741)	-	-	(1,490)
Subtotal	127,825	2,269,905	1,486,697	(205,017)	164	3,679,574
Net income	-	-	211,923	-	-	211,923
Other comprehensive income (loss), net of tax:
Cumulative translation adjustment	-	-	-	-	14,934	14,934
Unrealized depreciation in fair value of investments	-	-	-	-	(7,267)	(7,267)
Amortization of pension benefit costs	-	-	-	-	2,045	2,045
Actuarial loss on pension obligations	-	-	-	-	(25,216)	(25,216)
Comprehensive income	-	-	211,923	-	(15,504)	196,419
Balance at December 31, 2009	127,825	2,269,905	1,698,620	(205,017)	(15,340)	3,875,993

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (Continued)
OMNICARE, INC. AND SUBSIDIARY COMPANIES
(in thousands, except per share data)

					Accumulated
					Other	Total
	Common	Paid-in	Retained	Treasury	Comprehensive	Stockholders'
	Stock	Capital	Earnings	Stock	Income	Equity
Balance at December 31, 2009	127,825	2,269,905	1,698,620	(205,017)	(15,340)	3,875,993
Dividends paid ($0.11 per share)	-	-	(12,839)	-	-	(12,839)
Stock acquired/issued for benefit plans	-	-	-	68	-	68
Stock option exercises and amortization/forfeitures	386	12,153	-	-	-	12,539
Common stock repurchase	-	-	-	(100,942)	-	(100,942)
Stock awards/issuance, net of amortization/forfeitures	1,423	36,837	-	(27,663)	-	10,597
Adjustment to deferred tax convertible debt adjustment	-	106,083	-	-	-	106,083
Subtotal	129,634	2,424,978	1,685,781	(333,554)	(15,340)	3,891,499
Net loss	-	-	(106,109)	-	-	(106,109)
Other comprehensive income (loss), net of tax:
Cumulative translation adjustment	-	-	-	-	(3,807)	(3,807)
Unrealized appreciation in fair value of investments	-	-	-	-	924	924
Amortization of pension benefit costs	-	-	-	-	3,458	3,458
Actuarial gain on pension obligations	-	-	-	-	29,979	29,979
Comprehensive income	-	-	(106,109)	-	30,554	(75,555)
Balance at December 31, 2010	$129,634	$2,424,978	$1,579,672	$(333,554)	$15,214	$3,815,944

The Notes to Consolidated Financial Statements are an integral part of these statements.

Notes to Consolidated Financial Statements

Note 1 – Description of Business and Summary of Significant Accounting Policies

Description of Business

Omnicare, Inc. (“Omnicare” or the “Company”) is a leading geriatric pharmaceutical services company.  Omnicare is the nation’s largest provider of pharmaceuticals and related ancillary pharmacy services to long-term healthcare institutions.  Omnicare’s clients include primarily skilled nursing facilities (“SNFs”), assisted living facilities (“ALFs”), retirement centers, independent living communities, hospitals, hospice, and other healthcare settings and service providers.  At December 31, 2010, Omnicare served long-term care facilities as well as chronic care and other settings comprising approximately 1,385,000 beds, including approximately 86,000 patients served by the patient assistance programs of its specialty pharmacy services business.  The comparable number at December 31, 2009 was approximately 1,377,000 beds (including approximately 68,000 patients served by patient assistance programs).  Omnicare provides its long-term care pharmacy services in 47 states in the United States (“U.S.”), the District of Columbia and Canada at December 31, 2010.  Omnicare’s pharmacy services also include distribution and product support services for specialty pharmaceuticals.

Discontinued Operations
In March 2011, Omnicare committed to a plan to divest its Contract Research Services organization (“CRO Services”).  The sale of CRO Services was completed in April 2011. Also, in April 2011, the Company divested of its Tidewater Group Purchasing Organization (“Tidewater”).  In accordance with the accounting standard addressing the accounting for the impairment or disposal of long-lived assets, CRO Services and Tidewater are presented as discontinued operations in the Consolidated Statements of Income, Consolidated Balance Sheets, Consolidated Statements of Cash Flows, and the Notes to Consolidated Financial Statements herein for all periods presented.  See the “Discontinued Operations” note of the Notes to Consolidated Financial Statements for further discussion of discontinued operations.  Following the discontinuance of CRO Services, Omnicare now operates in one segment, the Pharmacy Services Segment.  Accordingly, operating segment data is no longer provided.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned and majority-owned subsidiaries.  Omnicare consolidates entities in which the Company is the primary beneficiary, in accordance with the authoritative guidance regarding the consolidation of variable interest entities.  All significant intercompany accounts and transactions have been eliminated in consolidation.

Translation of Foreign Financial Statements

Assets and liabilities of the Company’s foreign operations are translated at the year-end rate of exchange, and the income statements are translated at average rates of exchange.  Gains or losses from translating foreign currency financial statements are accumulated in a separate component of stockholders’ equity.

Cash Equivalents

Cash and cash equivalents include highly liquid investments with original maturities of three months or less. Carrying values of cash and cash equivalents approximate fair value due to the short-term nature of these instruments.

Omnicare maintains amounts on deposit with various financial institutions, which may, at times, exceed federally insured limits. However, management periodically evaluates the credit-worthiness of those institutions, and the Company has not experienced any losses on such deposits.

Restricted Cash

Restricted cash primarily represents cash transferred to separate irrevocable trusts for settlement of employee health and severance costs, and cash collected on behalf of third parties.

Fair Value of Financial Instruments

The Company applies the authoritative guidance for fair value measurements, which defines a hierarchy which prioritizes the inputs in fair value measurements.  “Level 1” measurements are measurements using quoted prices in active markets for identical assets or liabilities.  “Level 2” measurements use significant observable inputs.  “Level 3” measurements are measurements using significant unobservable inputs which require a company to develop its own assumptions.  In recording the fair value of assets and liabilities, companies must use the most reliable measurement available.

See further discussion at the “Fair Value” note of the Notes to Consolidated Financial Statements.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of interest-bearing cash and cash equivalents, assets invested for settlement of the Company’s employee benefit obligations, accounts receivable and fixed to floating interest rate swap agreements.

The Company is exposed to credit risk in the event of default by the financial institutions or issuers of cash and cash equivalents to the extent recorded on the Consolidated Balance Sheets.  Specifically, at any given point in time, the Company has cash on deposit with financial institutions, and cash invested in high quality short-term money market funds and/or U.S. government-backed repurchase agreements, generally having original maturities of three months or less, in order to minimize its credit risk.

The Company establishes allowances for doubtful accounts based on various factors, including historical credit losses and specifically identified credit risks.  Management reviews the allowances for doubtful accounts on an ongoing basis for appropriateness.  For the years ended December 31, 2010, 2009 and 2008, no single customer accounted for 10% or more of revenues.  The Company generally does not require collateral from its customers relating to the extension of credit in the form of accounts receivable balances.

In 2010, approximately one-half of Omnicare’s pharmacy services billings were directly reimbursed by government-sponsored programs.  These programs include primarily federal Medicare Part D and, to a lesser extent, the state Medicaid programs.  The remainder of Omnicare’s billings were paid or reimbursed by individual residents or their responsible parties (private pay), facilities and other third-party payors, including private insurers.  A portion of these revenues also are indirectly dependent on government programs.  The table below represents the Company’s approximated payor mix (as a % of annual sales) for the last three years ended December 31,:

	2010	2009	2008
Private pay, third-party and facilities (a)	42%	43%	45%
Federal Medicare program (Part D & Part B)	46%	45%	43%
State Medicaid programs	9%	10%	10%
Other sources	3%	2%	2%
Totals	100%	100%	100%

(a) Includes payments from SNFs on behalf of their federal Medicare program-eligible residents (Medicare Part A) and for other services and supplies, as well as payments from third-party insurers and private pay.

Accounts Receivable

The following table is an aging of the Company’s December 31, 2010 and 2009 gross accounts receivable (net of allowances for contractual adjustments, and prior to allowances for doubtful accounts), aged based on payment terms and categorized based on the three primary overall types of accounts receivable characteristics (in thousands):

	December 31, 2010
	Current and 0-180 Days Past Due	181 Days and Over Past Due	Total
Medicare (Part D and Part B), Medicaid and Third-Party payors	$260,788	$185,934	$446,722
Facility payors	389,887	312,996	702,883
Private Pay payors	96,047	167,198	263,245
Total gross accounts receivable (net of contractual allowance adjustments)	$746,722	$666,128	$1,412,850

	December 31, 2009
	Current and 0-180 Days Past Due	181 Days and Over Past Due	Total
Medicare (Part D and Part B), Medicaid and Third-Party payors	$324,942	$177,054	$501,996
Facility payors	404,134	360,752	764,886
Private Pay payors	106,321	142,482	248,803
Total gross accounts receivable (net of contractual allowance adjustments)	$835,397	$680,288	$1,515,685

During the fourth quarter 2010, Omnicare implemented a Company-wide Reorganization Program.  Among other changes, this program has resulted in numerous senior management and other organizational leadership changes, including a realignment of division presidents for its long term care pharmacy divisions and change in its Office of General Counsel.  As a result of these activities and the performance of its year end closing process, the Company reassessed the allowance for doubtful accounts for facility receivables and concluded that an incremental charge of $48.5 million was necessary.  The key factors leading to management’s change in estimate relate primarily to a decision in the fourth quarter of 2010 to implement a different strategic approach for the resolution of past due accounts which are disputed and/or currently in litigation.  In particular, this new approach includes a heightened focus on settling outstanding accounts receivable disputes and the avoidance of protracted costly and often disruptive litigation, where possible.  As a result of this change in approach, the Company believes it will have reduced opportunity to monetize disputed receivables through litigation, increasing risk of uncollectible accounts receivable.

Notes Receivable

The Company periodically enters into notes receivable from its customers in the normal course of business.  These notes receivable and the related allowance for losses are recorded in the “Other Current Assets” and “Other Non-Current Assets” captions of the Consolidated Balance Sheets, and are not considered material to the consolidated financial position of the Company.  The Company assesses and monitors credit risk associated with notes receivable through review of the customer’s net worth, payment history, long-term debt ratings and/or other information available from recognized credit rating services.  The receivables are periodically assessed for significant changes in credit ratings or other information indicating an increase in exposure to credit risk.  Historic losses on notes receivable have not been material.

Inventories

Inventories consist primarily of purchased pharmaceuticals and medical supplies held for sale to customers and are stated at the lower of cost or market.  Cost is determined using the first-in, first-out method.  Physical inventories are typically performed on a monthly basis at all pharmacy sites, and in all cases the Company’s policy is to perform them at least once a quarter.  Cost of goods sold is recorded based on the actual results of the physical inventory counts, and is estimated when a physical inventory is not performed in a particular month.

The Company receives discounts, rebates and/or other price concessions (“Discounts”) relating to purchases from its suppliers and vendors.  When recognizing the related receivables associated with the Discounts, Omnicare accounts for these Discounts as a reduction of cost of goods sold and inventories.  The Company records its estimates of Discounts earned during the period on the accrual basis of accounting, giving proper consideration to whether those Discounts have been earned based on the terms of applicable arrangements, and to the levels of inventories remaining on-hand.  Receivables related to Discounts are regularly adjusted based on the best available information, and to actual amounts as cash is received and the applicable arrangements are settled.

Properties and Equipment

Properties and equipment are stated at cost less accumulated depreciation.  Expenditures for maintenance, repairs, renewals and betterments that do not materially prolong the useful lives of the assets are charged to expense as incurred.  Depreciation of properties and equipment is computed using the straight-line method over the estimated useful lives of the assets, which range from five to 10 years for computer equipment and software, machinery and equipment, and furniture and fixtures.  Buildings and building improvements are depreciated over 40 years, and leasehold improvements are amortized over the lesser of the initial lease terms or their useful lives.  The Company capitalizes certain costs that are directly associated with the development of internally developed software, representing the historical cost of these assets.  Once the software is completed and placed into service, such costs are amortized over the estimated useful lives, ranging from five to 10 years.

Leases

Rental payments under operating leases are expensed.  Leases that substantially transfer all of the benefits and risks of ownership of property to Omnicare or otherwise meet the criteria for capitalization are accounted for as capital leases.  An asset is recorded at the time a capital lease is entered into together with its related long-term obligation to reflect its purchase and financing.  Property and equipment recorded under capital leases are depreciated on the same basis as previously described.

Valuation of Long-Lived Assets

Long-lived assets such as property and equipment, software (acquired and internally developed) and investments are reviewed for impairment when events or changes in circumstances indicate that the book carrying amount of the assets may not be recoverable.  An impairment loss would be recognized when estimated future undiscounted cash flows expected to result from the use of the asset and its eventual disposition are less than its book carrying amount.

Goodwill, Intangibles and Other Assets

Intangible assets are comprised primarily of goodwill, customer relationship assets, noncompete agreements, technology assets, and trademarks and trade names, all originating from business combinations accounted for as purchase transactions.  Goodwill is reviewed at the reporting unit level for impairment using a fair value based approach at least annually or between annual tests if events occur or circumstances indicate there may be an impairment.  Intangible assets that are being amortized under the authoritative guidance are amortized over their useful lives, ranging from five to 15 years.  Indefinite-lived intangible assets are reviewed annually for impairment, which resulted in a write-off of approximately $13.3 million during 2010, as further discussed at the “Goodwill and Other Intangible Assets” note of the Notes to Consolidated Financial Statements.

Debt issuance costs are included in the “Other noncurrent assets” line of the Consolidated Balance Sheets and are amortized over the life of the related debt, and to the put and initial redemption date of December 15, 2015 in the case of the 3.25% convertible senior debentures due 2035.

Insurance Accruals

The Company is self-insured for certain employee health, property and casualty insurance claims.  The Company carries a stop-loss umbrella policy for health insurance to limit the maximum potential liability for both individual and aggregate claims for a plan year.  Claims are paid as they are submitted to the respective plan administrators.  The Company records monthly expense for the self-insurance plans in its financial statements for incurred claims, based on historical claims experience and input from third-party insurance professionals in order to determine the appropriate accrual level.  The accrual gives consideration to claims that have been incurred but not yet paid and/or reported to the plan administrator.  The Company establishes the accruals based on the historical claim lag periods, current payment trends for similar insurance claims and input from third-party insurance and valuation professionals.

The book carrying amount of the Company’s property and casualty accrual available for self-insured retentions and deductibles, at December 31, 2010 and 2009, was $21.2 million and $21.4 million, respectively.  The discount rate utilized in the computation of the property and casualty accrual balance at December 31, 2010 and 2009, was 2.3% and 2.4%, respectively.

Revenue Recognition

In general, Omnicare recognizes revenue when products are delivered or services are rendered or provided to the customer, prices are fixed and determinable and collection is reasonably assured.

A significant portion of the Company’s revenues from sales of pharmaceutical and medical products have been reimbursed by the federal Medicare Part D plan and, to a lesser extent, state Medicaid programs.  Payments for services rendered to patients covered by these programs are generally less than billed charges.  The Company monitors its revenues and receivables from these reimbursement sources, as well as other third-party insurance payors, and records an estimated contractual allowance for certain sales and receivable balances at the revenue recognition date, to properly account for anticipated differences between billed and reimbursed amounts.  Accordingly, the total net sales and receivables reported in the Company’s financial statements are recorded at the amount ultimately expected to be received from these payors.  Since billing functions for a portion of the Company’s revenue systems are largely computerized, enabling on-line adjudication (i.e., submitting charges to Medicare, Medicaid or other third-party payors electronically, with simultaneous feedback of the amount to be paid) at the time of sale to record net revenues, exposure to estimating contractual allowance adjustments is limited primarily to unbilled and/or initially rejected Medicare, Medicaid and third-party claims (typically approved for reimbursement once additional information is provided to the payor).  For the remaining portion of the Company’s revenue systems, the contractual allowance is estimated for all billed, unbilled and/or initially rejected Medicare, Medicaid and third-party claims.  The Company evaluates several criteria in developing the estimated contractual allowances for billed, unbilled and/or initially rejected claims on a monthly basis, including historical trends based on actual claims paid, current contract and reimbursement terms, and changes in customer base and payor/product mix.  Contractual allowance estimates are adjusted to actual amounts as cash is received and claims are settled, and the aggregate impact of these resulting adjustments were not significant to the Company’s operations for any of the periods presented.

Patient co-payments are associated with certain state Medicaid programs, Medicare Part B, Medicare Part D and certain third-party payors and are typically not collected at the time products are delivered or services are rendered, but are billed to the individual as part of the Company’s normal billing procedures.  These co-payments are subject to the Company’s normal accounts receivable collections procedures.

Under certain circumstances, the Company accepts returns of medications and issues a credit memo to the applicable payor.  The Company estimates and accrues for sales returns based on historical return experience, giving consideration to the Company’s return policies.  Product returns are processed in the period received, and are not significant.

Stock-Based Compensation

The Company records compensation costs relating to share-based payment transactions in its financial statements under a fair value recognition model.  Under the provisions of this guidance, share-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense ratably over the requisite service period of the award (usually the vesting period).

Delivery Expenses

Omnicare incurred expenses totaling approximately $177 million, $181 million and $192 million for the years ended December 31, 2010, 2009 and 2008, respectively, to deliver the products sold to its customers.  Delivery expenses are included in the “Selling, general and administrative expenses” line of the Consolidated Statements of Income.

Evaluation of Subsequent Events

The Company evaluated subsequent events through the date the Consolidated Financial Statements were issued.  No matters were identified that would materially impact the Company’s Consolidated Financial Statements or require disclosure.

Income Taxes

The Company accounts for income taxes using the asset and liability method under which deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates to differences between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements.

Future tax benefits are recognized to the extent that realization of those benefits is considered to be more likely than not, and a valuation allowance is established for deferred tax assets which do not meet this threshold.

Under the authoritative guidance regarding the accounting for uncertainty in income taxes, which provides guidance for the financial statement recognition and measurement of income tax positions taken or expected to be taken in a tax return, recognition and measurement are considered discrete events.  The recognition threshold is met when it is determined a tax position, based solely on its technical merits, is more likely than not to be sustained upon examination by the relevant taxing authority.  If a tax position does not meet the more likely than not recognition threshold, the benefit of that position is not recognized in the financial statements.  A tax position that meets the more likely than not recognition threshold is measured to determine the amount of benefit to be recognized in the financial statements.

Accumulated Other Comprehensive Income (Loss)

The accumulated other comprehensive income (loss) at December 31, 2010 and 2009, by component and in the aggregate, follow (in thousands):

	December 31,
	2010	2009
Cumulative foreign currency translation adjustments	$15,239	$19,046
Unrealized gain on fair value of investments	997	73
Pension and postemployment benefits	(1,022)	(34,459)
Total accumulated other comprehensive income (loss), net	$15,214	$(15,340)

The amounts are net of applicable tax benefits of approximately $21.5 million in 2009.  The tax benefit amounts for 2010 were inconsequential.

Other Miscellaneous Charges

Other miscellaneous charges consist of the following (in thousands):

	December 31,
	2010	2009	2008
Acquisition and other related costs (1)	$5,319	$1,399	$-
Stock option expense (2)	4,207	5,633	-
Repack matters - SG&A (3)	663	1,503	914
Loss on plane lease (4)	6,785	-	-
Debt redemption loss and costs (5)	27,346	-	-
Subtotal - other miscellaneous charges	44,320	8,535	914
Repack matters - COS (3)	(1,898)	(2,642)	5,531
Total - other miscellaneous charges, net	$42,422	$5,893	$6,445

(1)	See further discussion at the “Acquisitions” note of the Notes to Consolidated Financial Statements.
(2)	See further discussion at the “Stock-Based Compensation” note of the Notes to Consolidated Financial Statements.
(3)	See further discussion at the “Commitments and Contingencies” note of the Notes to Consolidated Financial Statements.
(4)	The year ended December 31, 2010 includes a charge relating to the termination of the Company’s prior aircraft lease.
(5)	See further discussion at the “Debt” note of the Notes to Consolidated Financial Statements.

Use of Estimates in the Preparation of Financial Statements

The preparation of the Company’s consolidated financial statements in accordance with U.S. GAAP requires management to make estimates, assumptions and judgments that affect the reported amounts of assets, liabilities and stockholders’ equity at the date of the financial statements, the reported amounts of revenues and expenses during the reporting periods and amounts reported in the accompanying notes to consolidated financial statements.  Significant estimates underlying the accompanying consolidated financial statements include the allowance for doubtful accounts and contractual allowance reserve; the net carrying value of inventories; acquisition-related accounting including goodwill and other indefinite-lived intangible assets, and the related impairment assessments; accruals pursuant to the Company’s restructuring initiatives; employee benefit plan assumptions and reserves; stock-based compensation; various other operating allowances and accruals (including employee health, property and casualty insurance accruals and related assumptions); fair value determinations; and current and deferred tax assets, liabilities and provisions.  Actual results could differ from those estimates depending upon the resolution of certain risks and uncertainties.

Potential risks and uncertainties, many of which are beyond the control of Omnicare, include, but are not necessarily limited to, such factors as overall economic, financial and business conditions; delays and reductions in reimbursement by the government and other payors to Omnicare and/or its customers; the overall financial condition of Omnicare’s customers; the effect of new government regulations, executive orders and/or legislative initiatives, including those relating to reimbursement and drug pricing policies and changes in the interpretation and application of such policies; efforts by payors to control costs; the outcome of disputes and litigation; the outcome of audit, compliance, administrative or investigatory reviews, including governmental/regulatory inquiries; other contingent liabilities; currency fluctuations between the U.S. dollar and other currencies; changes in international economic and political conditions; changes in interest rates; changes in the valuation of the Company’s financial instruments, including the swap agreements and other derivative instruments; changes in employee benefit plan assumptions and reserves; changes in tax laws and regulations; access to capital and financing; the demand for Omnicare’s products and services; pricing and other competitive factors in the industry; changes in insurance claims experience and related assumptions; the outcome of the Company’s annual goodwill and other identifiable intangible assets assessments; variations in costs or expenses; and changes in accounting rules and standards.

Recently Issued Accounting Standards

In March 2010, the Financial Accounting Standards Board (“FASB”) amended the authoritative guidance for derivatives and hedging – embedded derivatives to clarify the scope exception for embedded credit derivative features related to the transfer of credit risk in the form of subordination of one financial instrument for another.  These amendments address how to determine which embedded credit derivative features, including those in collateralized debt obligations and synthetic collateralized debt obligations, are considered to be embedded derivatives that should not be analyzed for potential bifurcation and separate accounting.  The Company does not anticipate the effect of this recently issued guidance to be material to its consolidated results of operations, financial position and cash flows.

In December 2010, the FASB amended the authoritative guidance for goodwill to modify Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts.  The new guidance requires those reporting units to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists.  The Company does not anticipate the effect of this recently issued guidance to be material to its consolidated results of operations, financial position and cash flows.

Reclassifications

Certain reclassifications of prior-year amounts have been made to conform with the current-year presentation, none of which were considered material to the Company’s financial statements taken as a whole.

Note 2 – Common Stock Repurchase Program

On May 3, 2010, Omnicare announced that the Company’s Board of Directors authorized a new two-year program to repurchase, from time to time, shares of Omnicare’s outstanding common stock having an aggregate value of up to $200 million.  In the year ended December 31, 2010, the Company repurchased approximately 4.4 million shares at an aggregate cost of approximately $101 million.  Accordingly, the Company had approximately $99 million of share repurchase authority remaining as of December 31, 2010.  Additionally, during the second quarter of 2008, the Company repurchased approximately 4.1 million shares of Omnicare’s common stock at a cost of approximately $100 million under a stock buyback program authorized by its Board of Directors.

Note 3 – Discontinued Operations

Non-Core Disposal Group
In mid-2009, the Company commenced activities to divest certain home healthcare and related ancillary businesses (“the Disposal Group”) that are non-strategic in nature.  In the quarter ended September 30, 2010, Omnicare reached an agreement to acquire substantially all of the assets of Walgreens’ long-term care pharmacy business.  In exchange, Walgreens acquired substantially all of the assets of Omnicare’s home infusion business, part of the Disposal Group.  This transaction closed in the fourth quarter of 2010.  Also, in 2010, the Company entered into a letter of intent regarding its disposition of the durable medical equipment (“DME”) portion of the Disposal Group.  The Company currently intends to close the DME transaction as soon as practicable, subject to certain conditions and applicable approvals.  In the second quarter of 2011, the Company divested of its Tidewater Group Purchasing Organization (“Tidewater”) as the Company determined it was no longer a good strategic fit within the Company’s portfolio of assets.  The Company does not consider the operations of the Disposal Group and Tidewater (collectively the “Non-Core Disposal Group”) as significant, individually or in the aggregate, to the operations of Omnicare.

In 2010 and 2009, the Non-Core Disposal Group recorded an impairment charge of approximately $10.3 million and $14.5 million, respectively, to reduce the carrying value of the Disposal Group to fair value as of December 31, 2010 and 2009.  The net assets held for sale of the Non-Core Disposal Group are required to be measured at the lower of cost or fair value less costs to sell.  The fair values were based on a market approach utilizing both selected guideline public companies and comparable industry transactions, which would be considered “Level 3” inputs within the fair value hierarchy.  The fair value amount is estimated, is reviewed quarterly and will be finalized upon disposition of the Non-Core Disposal Group.

CRO Services
Adverse conditions in the contract research organization (“CRO Services”) market led to lower than anticipated levels of new business being added as well as early project terminations by clients and client-driven delays in the commencement of certain projects resulting in lower than expected operating profits and cash flows for this business.  Management anticipated a turnaround in its CRO Services business in the third quarter of 2010 based on various restructuring activities enacted in late 2009 and during the first half of 2010 (e.g., reductions-in-force, location consolidation, etc.).  Based on the unanticipated continuation of the decline in operating performance during the third quarter of 2010, coupled with the revised outlook, the Company’s earnings outlook for the CRO business was reduced.  As a result, the Company determined it was required to perform an interim impairment test with respect to goodwill and certain other intangible assets related to its CRO Services reporting unit outside of its normal fourth quarter test period.  Based on the results of the tests performed, the Company recorded a goodwill impairment charge in CRO Services of approximately $91 million in the third quarter of 2010.

The Company determined that the CRO Services business was no longer a good strategic fit within the Company’s portfolio of assets.  In light of these factors, and in connection with the reallocation of resources started in the second half of 2010, the Company committed to a plan to divest of its CRO Services business in the first quarter of 2011, and the divestiture was completed in April 2011.

The results from operations for all periods presented have been recast to reflect the results of the Non-Core Disposal Group and CRO Services as discontinued operations, including certain expenses of the Company related to the divestiture.  Selected financial information related to the discontinued operations of the Non-Core Disposal Group and CRO Services for the years ended December 31, 2010, 2009 and 2008 follows (in thousands):

	For the years ended December 31,
	2010	2009	2008
Net sales - Non-Core Disposal Group ("NCDG")	$59,656	$84,903	$114,837
Net sales - CRO Services	109,176	156,707	203,320
Net sales - total discontinued	168,832	241,610	318,157

(Loss) from operations of NCDG, pretax	(14,025)	(13,645)	(307)
(Loss) income from operations of CRO Services, pretax	(19,269)	(3,581)	15,886
(Loss) income from operations - total discontinued, pretax	(33,294)	(17,226)	15,579

Income tax benefit - NCDG	3,614	5,468	96
Income tax benefit (expense) - CRO Services	8,116	1,051	(6,503)
Income tax benefit (expense) - total discontinued	11,730	6,519	(6,407)

Loss from operations of NCDG, aftertax	(10,411)	(8,177)	(211)
(Loss) income from operations of CRO Services, aftertax	(11,153)	(2,530)	9,383
(Loss) income from operations - total discontinued, aftertax	(21,564)	(10,707)	9,172

Impairment loss on NCDG, pretax	(10,343)	(14,492)	-
Impairment loss on CRO Services, pretax	(90,628)	-	-
Income tax benefit of impairment loss on NCDG	1,859	2,427	-
Income tax benefit of impairment loss on CRO Services	103	-	-
Impairment loss on total discontinued, aftertax	(99,009)	(12,065)	-

Loss from discontinued operations of NCDG	(18,895)	(20,242)	(211)
(Loss) income from discontinued operations of CRO Services	(101,678)	(2,530)	9,383
(Loss) income from discontinued operations - total	(120,573)	(22,772)	9,172

Note 4 – Acquisitions

Historically, the Company has been involved in a program to acquire providers of pharmaceutical products and related pharmacy services to long-term care facilities and their residents as well as patients in other care settings.  The Company’s strategy has included the acquisition of freestanding institutional pharmacy businesses as well as other assets, generally insignificant in size, which have been combined with existing pharmacy operations to augment their internal growth.  From time-to-time the Company may acquire other businesses, which complement the Company’s core businesses.

In the years ended 2010 and 2009, the Company incurred acquisition and other related costs of approximately $5.3 million and $1.4 million, respectively, which were primarily related to professional fees and acquisition related restructuring costs for acquisitions completed during 2010 and 2009, which were partially offset by a reduction of the Company’s original estimate of contingent consideration payable for certain acquisitions.

During the years ended December 31, 2010, 2009 and 2008, the Company completed four, nine and 12 acquisitions of businesses, respectively, none of which were, individually or in the aggregate, significant to the Company.  Acquisitions of businesses required cash payments of approximately $112 million, $93 million and $226 million (including amounts payable pursuant to acquisition agreements relating to prior-period acquisitions) in 2010, 2009 and 2008, respectively.  The impact of these aggregate acquisitions on the Company’s overall goodwill balance has been reflected in the disclosures at the “Goodwill and Other Intangible Assets” note.  The Company continues to evaluate the tax effects, identifiable intangible assets and other pre-acquisition contingencies relating to certain acquisitions. Omnicare is in the process of completing its allocation of the purchase price for certain acquisitions, and accordingly, the goodwill and other identifiable intangible assets balances are preliminary and subject to change.  The net assets and operating results of acquisitions have been included in the Company’s consolidated financial statements from their respective dates of acquisition.

Amounts contingently payable through 2011, primarily representing payments originating from earnout provisions of acquisitions which were completed prior to January 1, 2009, total approximately $16 million as of December 31, 2010.

Note 5 – Cash and Cash Equivalents

A summary of cash and cash equivalents follows (in thousands):

	December 31,
	2010	2009

Cash	$46,639	$67,079
Money market funds	686	108,628
U.S. government-backed repurchase agreements	447,159	100,000
	$494,484	$275,707

Repurchase agreements represent investments in U.S. government-backed treasury issues at December 31, 2010 and 2009, under agreements to resell the securities to the counterparty.  The amounts in the money market funds are shown at fair value based on the quoted market prices of the investments.  The term of the repurchase agreements usually span overnight, but in no case is longer than 30 days.  The Company has a collateralized interest in the underlying securities of repurchase agreements, which are segregated in the accounts of the counterparty.

See additional information at the “Description of Business and Summary of Significant Accounting Policies” and “Fair Value” notes of the Notes to Consolidated Financial statements.

Note 6 – Properties and Equipment

A summary of properties and equipment follows (in thousands):

	December 31,
	2010	2009
Land	$3,646	$3,646
Buildings and building improvements	15,957	15,419
Computer equipment and software	247,168	249,122
Machinery and equipment	117,232	124,608
Furniture, fixtures and leasehold improvements	105,247	111,707
	489,250	504,502
Accumulated depreciation	(284,533)	(300,655)
	$204,717	$203,847

Note 7 – Goodwill and Other Intangible Assets

Changes in the carrying amount of goodwill for the years ended December 31, 2010 and 2009 are as follows (in thousands):

Total
Goodwill balance as of January 1, 2009	$4,091,971

Goodwill acquired in the year ended December 31, 2009	38,495
Other	21,789

Goodwill balance as of December 31, 2009	4,152,255

Goodwill acquired in the year ended December 31, 2010	80,596
Other	1,970

Goodwill balance as of December 31, 2010	$4,234,821

The “Other” caption above includes the settlement of acquisition matters relating to prior-year acquisitions (including, where applicable, payments pursuant to acquisition agreements such as deferred payments, indemnification payments and payments originating from earnout provisions, as well as adjustments for the finalization of purchase price allocations, including identifiable intangible asset valuations).  “Other” also includes the effect of adjustments due to foreign currency translations, which relate to the Company’s pharmacy located in Canada.

The Company performed its annual goodwill impairment analysis for the years ended December 31, 2010 and 2009 and, except for the CRO goodwill impairment charge in 2010 disclosed in the “Discontinued Operations” note of the Notes to Consolidated Financial Statements, Omnicare concluded that goodwill had not been impaired.

The table below presents the Company’s other identifiable intangible assets at December 31, 2010 and 2009, all of which are subject to amortization, except trademark and trade names as described below (in thousands):

				December 31, 2010
	Original Amortization Life (in years)			Gross Carrying Amount	Accumulated Amortization and Impairment Losses	Net Carrying Amount
Customer relationship assets	8.5	-	15	$392,281	$(186,467)	$205,814
Trademark and trade names		-		39,672	(13,300)	26,372
Non-compete agreements	4.5	-	15	48,036	(24,545)	23,491
Technology assets	8	-	11.4	11,899	(7,859)	4,040
Other	10	-	15	328	(236)	92
Total				$492,216	$(232,407)	$259,809

				December 31, 2009
				Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Customer relationship assets				$372,661	$(152,063)	$220,598
Trademark and trade names				37,709	-	37,709
Non-compete agreements				49,139	(23,447)	25,692
Technology assets				18,178	(8,424)	9,754
Other				360	(282)	78
Total				$478,047	$(184,216)	$293,831

Amortization expense related to identifiable intangible assets was $38.9 million, $39.2 million and $36.8 million for the years ended December 31, 2010, 2009 and 2008, respectively.  Omnicare’s trademark and trade names constitute identifiable intangible assets with indefinite useful lives based upon their expected useful lives and the anticipated effects of obsolescence, demand, competition and other factors per the requirements of the authoritative guidance regarding goodwill and other intangible assets.  Accordingly, these trademarks and trade names are not amortized, but are reviewed annually for impairment.  The Company performed its annual assessment for the year ended December 31, 2010, and concluded that certain trade names of the business were impaired and, accordingly, recorded an impairment loss of approximately $13.3 million in the fourth quarter of 2010, due to revisions in forecasted cash flows associated with those trade name intangible assets.  The fair value at December 31, 2010 was determined using projected revenue and cash flows developed by the Company (Level 3 inputs).

The Company also recorded other asset impairment charges of approximately $10 million in the three months and year ended December 31, 2010, primarily to write-off certain technology assets that were abandoned, and related non–compete agreement assets.  The fair value at December 31, 2010 was determined using projected revenue and cash flows developed by the Company (Level 3 inputs).

Estimated annual amortization expense for intangible assets subject to amortization at December 31, 2010 for the next five fiscal years is as follows (in thousands):

Year ended	Amortization
December 31,	Expense
2011	$41,542
2012	40,209
2013	35,209
2014	33,782
2015	26,512

Note 8 – Fair Value

The Company’s assets and (liabilities) measured at fair value as of December 31, 2010 and 2009 were as follows (in thousands):

		Based on
		Quoted Prices	Other
	Fair Value	in Active	Observable	Unobservable
	at December 31,	Markets	Inputs	Inputs
	2010	(Level 1)	(Level 2)	(Level 3)
Assets and (Liabilities) Measured at Fair Value on a Recurring Basis: (1)
Rabbi trust assets (2)	$85,741	$85,741	$-	$-
7.75% interest rate swap agreement - fair value hedge (3)	$(829)	$-	$(829)	$-
6.875% interest rate swap agreement - fair value hedge (3)	(3,461)	-	(3,461)	-
Derivatives (4)	-	-	-	-
Total	$(4,290)	$-	$(4,290)	$-

		Based on
		Quoted Prices	Other
	Fair Value	in Active	Observable	Unobservable
	at December 31,	Markets	Inputs	Inputs
	2009	(Level 1)	(Level 2)	(Level 3)
Assets and (Liabilities) Measured at Fair Value on a Recurring Basis: (1)
Rabbi trust assets (2)	$133,040	$133,040	$-	$-
6.125% interest rate swap agreement - fair value hedge (3)	3,595	-	3,595	-
Derivatives (4)	-	-	-	-
Total	$136,635	$133,040	$3,595	$-

See further discussion of Omnicare’s application of the authoritative guidance for fair value measurements, including clarification of Levels 1, 2 and 3, at the “Fair Value of Financial Instruments” caption of the “Description of Business and Summary of Significant Accounting Policies” note of the Notes to Consolidated Financial Statements.

(1) For cash and cash equivalents, restricted cash, accounts receivable, and accounts payable, the net carrying value of these items approximates their fair value at period end.  Further, at period end, the fair value of Omnicare’s variable rate debt facilities approximates the carrying value, as the effective interest rates fluctuate with changes in market rates.  The fair value of the Company’s fixed-rate debt facilities is based on quoted market prices and, while not recorded on the Consolidated Balance Sheets and thus excluded from the fair value table above, are included in the table below.
(2) The fair value of restricted funds held in trust (rabbi trust assets) for settlement of the Company’s pension obligations are based on quoted market prices in an active market of the investments held by the trustee.
(3) The fair value of the Company’s interest rate swap agreements are valued using market inputs with mid-market pricing as a practical expedient for the bid/ask spread.  As such, these swaps are categorized within Level 2 of the hierarchy.  The Company’s swap agreements are discussed in further detail at the “Debt” note of the Notes to Consolidated Financial Statements.
(4) The Company’s derivative instruments are discussed in further detail at the “Debt” note of the Notes to Consolidated Financial Statements.

The fair value of the Company’s fixed-rate debt facilities is based on quoted market prices in an active market (Level 1) and is summarized as follows (in thousands):

Fair Value of Financial Instruments

	December 31, 2010		December 31, 2009
Financial Instrument:	Book Value	Market Value	Book Value	Market Value

6.125% senior subordinated notes, due 2013, gross	$250,000	$251,300	$250,000	$248,000
6.75% senior subordinated notes, due 2013	-	-	225,000	219,500
6.875% senior subordinated notes, due 2015	525,000	535,500	525,000	528,500
7.75% senior subordinated notes, due 2020, gross	400,000	415,000	-	-

3.75% convertible senior subordinated notes, due 2025
Carrying value	353,505	-	-	-
Unamortized debt discount	221,495	-	-	-
Principal amount	575,000	636,400	-	-

4.00% junior subordinated convertible debentures, due 2033
Carrying value	201,282	-	199,071	-
Unamortized debt discount	143,718	-	145,929	-
Principal amount	345,000	266,900	345,000	254,400

3.25% convertible senior debentures, due 2035
Carrying value	370,837	-	773,120	-
Unamortized debt discount	81,663	-	204,380	-
Principal amount	452,500	427,600	977,500	801,600

Note 9 – Leasing Arrangements

The Company has operating leases that cover various operating and administrative facilities and certain operating equipment.  In most cases, the Company expects that these leases will be renewed, or replaced by other operating leases, in the normal course of business.  There are no significant contingent rentals in the Company’s operating leases.  Omnicare, Inc. routinely guarantees many of the lease obligations of its subsidiaries in the normal course of business.

The following is a schedule of future minimum rental payments required under operating leases that have initial or remaining non-cancelable terms in excess of one year as of December 31, 2010 (in thousands):

Year ended
December 31,
2011	$29,975
2012	26,921
2013	23,430
2014	19,991
2015	12,683
Later years	16,454
Total minimum
payments required	$129,454

The Company has approximately $1 million in aggregate minimum rentals scheduled to be received in the future under non-cancelable subleases as of December 31, 2010, which would serve to partially reduce the total minimum payments required as presented in the table above.

Total rent expense under operating leases for the years ended December 31, 2010, 2009 and 2008 were $56.7 million, $61.4 million and $69.8 million, respectively.

Note 10 – Debt

A summary of debt follows (in thousands):

	December 31,
	2010	2009
Revolving loans, due 2015	$-	$-
Senior term A loan, due 2010	-	125,000
6.125% senior subordinated notes, due 2013	250,000	250,000
6.75% senior subordinated notes, due 2013	-	225,000
6.875% senior subordinated notes, due 2015	525,000	525,000
7.75% senior subordinated notes, due 2020	400,000	-
3.75% convertible senior subordinated notes, due 2025	575,000	-
4.00% junior subordinated convertible debentures, due 2033	345,000	345,000
3.25% convertible senior debentures, due 2035	452,500	977,500
Capitalized lease and other debt obligations	13,961	6,524
Subtotal	2,561,461	2,454,024
Add (subtract) interest rate swap agreements	(4,290)	3,595
(Subtract) unamortized debt discount	(446,876)	(350,309)
(Subtract) current portion of debt	(3,537)	(127,071)
Total long-term debt, net	$2,106,758	$1,980,239

The following is a schedule of required debt payments due during each of the next five years and thereafter, as of December 31, 2010 (in thousands):

Year ended
December 31,
2011	$3,537
2012	3,210
2013	253,210
2014	2,974
2015	526,017
Later years	1,772,513
Total debt payments	$2,561,461

Total cash interest payments made for the years ended December 31, 2010, 2009 and 2008 were $110.3 million, $115.6 million and $135.1 million, excluding early redemption and tender premium payments.  As of December 31, 2010, the Company had approximately $20 million outstanding relating to standby letters of credit, substantially all of which are subject to automatic annual renewals.

Revolving Loans
On May 18, 2010, the Company entered into a $400 million senior secured revolving credit facility, maturing on May 18, 2015 (the “Revolving Credit Facility”).  The Revolving Credit Facility includes letter of credit and swingline sublimits and is available up to the lesser of $400 million or a borrowing base of 50% of the Company’s accounts receivable, subject to certain eligibility criteria.  There were approximately $20 million of letters of credit outstanding as of December 31, 2010 which have been deemed to be letters of credit issued under the Revolving Credit Facility.  The interest rate applicable to the Revolving Credit Facility will be, at the Company’s option, a floating base rate, plus an applicable margin, or the London interbank offered rate (or LIBOR), plus an applicable margin.  As of December 31, 2010, the applicable margins were set at 2.00% with respect to floating base rate loans and 3.00% with respect to LIBOR loans.  The applicable margins for the Revolving Credit Facility may increase or decrease based on the Company’s consolidated total leverage ratio as specified in the Revolving Credit Facility.  The Revolving Credit Facility is guaranteed by the Company’s subsidiaries, subject to certain exceptions, and secured by substantially all of the Company’s and the guarantors’ accounts receivable.  The Revolving Credit Facility contains certain financial covenants requiring maintenance of certain fixed charge coverage and leverage ratios, and customary affirmative and negative covenants.  In connection with entering into the Revolving Credit Facility, the Company deferred $8.9 million in debt issuance costs, of which approximately $1.1 million was amortized to expense in the year ended December 31, 2010.

On May 18, 2010, in connection with entering into the new Revolving Credit Facility, the Company’s existing credit agreement, dated as of July 28, 2005, (the “2005 Credit Facility”), was terminated.  All amounts outstanding under the senior term A loan component of the 2005 Credit Facility were paid off on May 18, 2010, and the $800 million revolving credit facility component of the 2005 Credit Facility was terminated.  In connection with the termination of the 2005 Credit Facility, the Company wrote off the remaining debt issuance costs to interest expense, which amount was not significant.  The Company amortized to expense approximately $1 million and $3 million of these deferred debt issuance costs during the years ended December 31, 2009 and 2008, respectively.

6.125% Senior Subordinated Notes
The Company completed, during the second quarter of 2003, its offering of $250 million of 6.125% senior subordinated notes due 2013 (the “6.125% Notes”).  In connection with the issuance of the 6.125% Notes, the Company deferred $6.6 million in debt issuance costs, of which approximately $0.7 million was amortized to expense in each of the three years ended December 31, 2010.  The 6.125% Notes contain certain affirmative and negative covenants and events of default customary for such instruments.

In connection with its offering of the 6.125% Notes, the Company entered into an interest rate swap agreement with respect to all $250 million of the aggregate principal amount of the 6.125% Notes (the “6.125% Swap Agreement”).  In the second quarter of 2010, the counterparties to the interest rate swap agreement on the 6.125% Senior Notes terminated the swap agreement, effective June 1, 2010.  In connection with terminating the 6.125% Swap Agreement, the counterparties paid the Company approximately $2.6 million, which is being amortized as a reduction to interest expense over the remaining term of the 6.125% Notes.  As such, the Company began paying interest at the 6.125% stated rate effective June 1, 2010.  Under the 6.125% Swap Agreement, which hedged against exposure to long-term U.S. dollar interest rates, the Company received a fixed rate of 6.125% and paid a floating rate based on LIBOR with an interest period of six months, plus a spread of 2.27%.  The floating rate was determined semi-annually, in arrears, two London Banking Days prior to the first of each December and June.

On January 10, 2011, Omnicare redeemed $75 million aggregate principal amount of its outstanding 6.125% Notes.

6.75% Senior Subordinated Notes
On December 15, 2005, Omnicare completed its offering of $225 million aggregate principal amount of 6.75% senior subordinated notes due 2013 (the “6.75% Notes”).  In connection with the issuance of the 6.75% Notes, the Company deferred $4.6 million in debt issuance costs, of which approximately $0.3 million was amortized to expense in the year ended December 31, 2010 and $0.6 million was amortized to expense in each of the years ended December 31, 2009 and 2008, respectively.  The 6.75% Notes contained certain affirmative and negative covenants and events of default customary for such instruments.

On May 3, 2010, Omnicare commenced a tender offer (the “6.75% Tender Offer”) for cash to purchase any and all of the $225 million outstanding principal amount of its 6.75% Notes.  On May 20, 2010, Omnicare purchased approximately $217 million aggregate principal amount of its outstanding 6.75% Notes (approximately 96% of the total outstanding principal amount) pursuant to the 6.75% Tender Offer.  Total consideration, excluding accrued and unpaid interest, for each $1,000 principal amount of the 6.75% Notes was $1,033.75, which included a $30 early tender payment.  On June 1, 2010, Omnicare called for redemption the 6.75% Notes that remained outstanding following the tender offer at a redemption price of 103.375% per $1,000 principal amount, plus accrued and unpaid interest to but not including the redemption date.  The redemption was completed on July 1, 2010.

In connection with the purchase of the 6.75% Notes, the Company incurred early redemption fees of $7.6 million and the write-off of debt issuance costs of $2.1 million, both of which were recorded in interest expense in the second quarter of the year ended December 31, 2010.  Additionally, the Company incurred approximately $0.4 million of professional fees associated with the purchase of the 6.75% Notes, which were recorded in selling, general and administrative expenses for the year ended December 31, 2010.

7.75% Senior Subordinated Notes
On May 18, 2010, Omnicare, Inc. completed its offering of $400 million aggregate principal amount of 7.75% Senior Subordinated Notes due 2020, (the “7.75% Notes”).  In connection with the issuance of the 7.75% Notes, the Company deferred $9.6 million in debt issuance costs, of which approximately $0.6 million was amortized to expense in the year ended December 31, 2010.  The 7.75% Notes contain certain restrictive covenants and events of default customary for such instruments.  The 7.75% Notes are guaranteed by the Company’s subsidiaries, subject to certain exceptions.

In connection with its offering of the 7.75% Notes, the Company entered into the 7.75% Swap Agreement.  Under the 7.75% Swap Agreement, which hedges against exposure to long-term U.S. dollar interest rates, the Company receives a fixed rate of 7.75% and pays a floating rate based on LIBOR with an interest period of six months, plus a spread of 3.87%.  The floating rate is determined semi-annually, in arrears, two London Banking Days prior to the first of each December and June.  The Company records interest expense on the 7.75% Notes at the floating rate.  The estimated LIBOR-based floating rate (including the 3.87% spread) was 4.32% as of December 31, 2010.  The 7.75% Swap Agreement, which matches the terms of the 7.75% Notes, is designated and accounted for as a fair value hedge.  Accordingly, changes in the fair value of the 7.75% Swap Agreement are offset by changes in the recorded carrying value of the related 7.75% Notes.  The fair value of the 7.75% Swap Agreement, approximately $(0.8) million at December 31, 2010, is recorded in “Other noncurrent assets” or “Other noncurrent liabilities” on the Consolidated Balance Sheets, as applicable, and as an adjustment to the book carrying value of the related 7.75% Notes.

6.875% Senior Subordinated Notes
On December 15, 2005, Omnicare completed its offering of $525 million aggregate principal amount of 6.875% Senior Subordinated Notes (the “6.875% Notes”).  In connection with the issuance of the 6.875% Notes, the Company deferred $10.7 million in debt issuance costs, of which approximately $1 million was amortized to expense in each of the years ended December 31, 2010, 2009 and 2008, respectively.  The 6.875% Notes contain certain affirmative and negative covenants and events of default customary for such instruments.

In December 2010, the Company entered into a Swap Agreement on all $525 million of aggregate principal amount of the 6.875% Notes (“the 6.875% Swap Agreement”).  Under the 6.875% Swap Agreement, which hedges against exposure to long-term U.S. dollar interest rates, the Company receives a fixed rate of 6.875% and pays a floating rate based on LIBOR with an interest period of six months, plus a spread of 4.128%.  The 6.875% Swap Agreement is designated and accounted for as a fair value hedge.  Accordingly, changes in the fair value of the 6.875% Swap Agreement are offset by changes in the recorded carrying value of the related 6.875% Notes.  The fair value of the 6.875% Swap Agreement, approximately $(3.5) million at December 31, 2010, is recorded in “Other noncurrent assets” or “Other noncurrent liabilities” on the Consolidated Balance Sheets, as applicable, and as an adjustment to the book carrying value of the related 6.875% Notes.

4.00% Junior Subordinated Convertible Debentures:
During the first quarter of 2005, the Company completed its offer to exchange up to $345 million aggregate liquidation amount of 4.00% Trust Preferred Income Equity Redeemable Securities due 2033 of Omnicare Capital Trust I (the “Old Trust”), for an equal amount of Series B 4.00% Trust Preferred Income Equity Redeemable Securities  of Omnicare Capital Trust II (the “New Trust”).  The New Trust PIERS have substantially similar terms to the Old Trust PIERS, except that the New Trust PIERS have a net share settlement feature.  In connection with the exchange offer, the composition of the Company’s 4.00% junior subordinated convertible debentures underlying the trust PIERS was impacted.  Additional information regarding the 4.00% junior subordinated convertible debentures underlying the Old Trust PIERS and the New Trust PIERS is summarized below.

Original 4.00% Junior Subordinated Convertible Debentures

In connection with the offering of the Old Trust PIERS in the second quarter of 2003, the Company issued a corresponding amount of 4.00% junior subordinated convertible debentures (the “Old 4.00% Debentures”) due 2033 to the Old Trust.  The Old Trust is a 100%-owned finance subsidiary of the Company.  The Company has fully and unconditionally guaranteed the securities of the Old Trust.  The Old Trust PIERS offer fixed cash distributions at a rate of 4.00% per annum payable quarterly, and a fixed conversion price of $40.82 under a contingent conversion feature whereby the holders may convert their Old Trust PIERS if the closing sales price of Company common stock for a predetermined period, beginning with the quarter ending September 30, 2003, is more than 130% of the then-applicable conversion price or, during a predetermined period, if the daily average of the trading prices for the Old Trust PIERS is less than 105% of the average of the conversion values for the Old Trust PIERS through 2028 (98% for any period thereafter through maturity).  The Old Trust PIERS also will pay contingent distributions, commencing with the quarterly distribution period beginning June 15, 2009, if the average trading prices of the Old Trust PIERS for a predetermined period equals 115% or more of the stated liquidation amount of the Old Trust PIERS.  In this circumstance, the holder of the convertible debenture will receive 0.125 percent of the average trading price during the predetermined period.  Embedded in the Old Trust PIERS are two derivative instruments, specifically, a contingent interest provision and a contingent conversion parity provision.  The embedded derivatives are periodically valued, and at period end, the values of both derivatives embedded in the Old Trust PIERS were not material.  However, the values are subject to change, based on market conditions, which could affect the Company’s future results of operations, financial position or cash flows.  Omnicare irrevocably and unconditionally guarantees, on a subordinated basis, certain payments to be made by the Old Trust in connection with the Old Trust PIERS.  Subsequent to the first quarter 2005 exchange offer discussed in further detail at the Series B 4.00% Junior Subordinated Convertible Debentures caption below, the Company has $11,233,050 aggregate liquidation amount of the Old Trust PIERS and underlying Old 4.00% Debentures remaining outstanding at period end.

Series B 4.00% Junior Subordinated Convertible Debentures

On March 8, 2005, the Company completed the exchange of $333,766,950 aggregate liquidation amount of the Old Trust PIERS (representing 96.7% of the total liquidation amount of the Old Trust PIERS outstanding) for an equal amount of the New Trust PIERS, plus an exchange fee of $0.125 per $50 stated liquidation amount of Old Trust PIERS.  Each New Trust PIERS represents an undivided beneficial interest in the assets of the New Trust, which assets consist solely of a corresponding amount of Series B 4.00% junior subordinated convertible debentures (the “4.00% Convertible Debentures”) issued by the Company with a stated maturity of June 15, 2033.  The Company has fully and unconditionally guaranteed the securities of the New Trust.  Subsequent to the completion of the exchange offering and at period end, the Company has $333,766,950 of 4.00% Convertible Debentures outstanding.

The terms of the New Trust PIERS are substantially identical to the terms of the Old Trust PIERS, except that the New Trust PIERS are convertible into cash and, if applicable, shares of Company common stock, whereas the outstanding Old Trust PIERS are convertible only into Company common stock (except for cash in lieu of fractional shares).

The purpose of the exchange offer was to change the conversion settlement provisions of the Old Trust PIERS.  By committing to pay up to the stated liquidation amount of the New Trust PIERS to be converted in cash upon conversion, the Company is able to account for the New Trust PIERS under the treasury stock method.

As of December 31, 2010 and 2009, the aforementioned contingent threshold had not been met and, accordingly, the Old 4.00% Debentures and the 4.00% Convertible Debentures have been classified as long-term debt on the December 31, 2010 and 2009 Consolidated Balance Sheets.

In connection with the issuance of the Old 4.00% Debentures and the 4.00% Convertible Debentures, the Company has deferred $6.1 million in debt issuance costs, of which approximately $0.2 million was amortized to expense in each of the years ended December 31, 2010, 2009 and 2008.

3.25% Convertible Senior Debentures
On December 15, 2005, Omnicare completed its offering of $977.5 million aggregate principal amount of 3.25% convertible senior debentures due 2035 (with optional redemption by Omnicare on or after, and optional repurchase right of holders on, December 15, 2015, at par) (the “3.25% Convertible Debentures”).  The 3.25% Convertible Debentures have an initial conversion price of approximately $79.73 per share under a contingent conversion feature whereby the holders may convert their 3.25% Convertible Debentures, prior to December 15, 2033, on any date during any fiscal quarter beginning after March 31, 2006 (and only during such fiscal quarter) if the closing sales price of the Company’s common stock was more than 130% of the then current conversion price for at least 20 trading days in the period of the 30 consecutive trading days ending on the last trading day of the previous fiscal quarter or during any five consecutive trading days period if, during each of the previous five consecutive trading days, the trading price of the convertible debentures for each day was less than 98 percent of the then current conversion price.  The 3.25% Convertible Debentures bear interest at a rate of 3.25% per year, subject to an upward adjustment on and after December 15, 2015 in certain circumstances, up to a rate not to exceed 1.99 times the original 3.25 percent interest rate per year.  The 3.25% Convertible Debentures also will pay contingent interest in cash, beginning with the six-month interest period commencing December 15, 2015, during any six-month period in which the trading price of the 3.25% Convertible Debentures for each of the five trading days ending on the second trading day immediately preceding the first day of the applicable six-month interest period equals or exceeds 120% of the principal amount of the 3.25% Convertible Debentures.  Embedded in the 3.25% Convertible Debentures are three derivative instruments, specifically, a contingent interest provision, an interest reset provision and a contingent conversion parity provision.  The embedded derivatives are valued periodically, and at period end, the values of the derivatives embedded in the 3.25% Convertible Debentures were not material.  However, the values are subject to change, based on market conditions, which could affect the Company’s future results of operations, financial position or cash flows.  In connection with the issuance of the 3.25% Convertible Debentures, the Company has deferred approximately $17.6 million in debt issuance costs, of which approximately $2 million was amortized to expense for the years ended December 31, 2010, 2009 and 2008.

On November 17, 2010, Omnicare commenced a tender offer (the “3.25% Tender Offer”) for cash to purchase up to $525 million of its outstanding 3.25% Convertible Debentures.  On December 16, 2010, Omnicare purchased $525 million aggregate principal amount of its outstanding 3.25% Convertible Debentures pursuant to the 3.25% Tender Offer.  Total consideration required to complete the purchase, including accrued and unpaid interest, was approximately $498.8 million.  After giving effect to the purchase of the tendered debentures, $452.5 million aggregate principal amount of the 3.25% Convertible Debentures remain outstanding.  In connection with the purchase of the 3.25% Convertible Debentures, the Company incurred the write-off of debt issuance costs of $4.6 million, which were recorded in interest expense for the three months and year ended December 31, 2010.

Further, in connection with the extinguishment of $525 million of 3.25% Convertible Debentures, the Company was required to recognize an accounting loss of $25.6 million due to its application of the authoritative guidance for extinguishment of convertible debt.  The Company also incurred $1.3 million of professional fees associated with the purchase of the 3.25% Convertible Debentures.  The aforementioned loss on extinguishment and related professional fees were recorded in “Other Miscellaneous Charges” caption of its Consolidated Statements of Income, during the three months and year ended December 31, 2010.

3.75% Convertible Senior Subordinated Notes
On December 7, 2010, Omnicare completed its offering of $575 million aggregate principal amount of 3.75% convertible senior subordinated notes due 2025 (the “3.75% Convertible Notes”).  The 3.75% Convertible Notes bear interest at a rate of 3.75% per year, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2011. The initial conversion rate is 36.4409 shares of common stock per $1,000 principal amount of 3.75% Convertible Notes (equivalent to an initial conversion price of approximately $27.44 per share), subject to adjustment in certain circumstances. Upon conversion, the Company will pay cash and shares of its common stock, if any, based on a daily conversion value calculated on a proportionate basis for each day of the 25 trading-day cash settlement averaging period. The conversion price is a 23.5% premium to the $22.22 closing price of the Company's common stock on December 1, 2010.  The 3.75% Convertible Notes are guaranteed by the Company’s subsidiaries, subject to certain excluded subsidiaries.  Embedded in the 3.75% Convertible Notes are two derivative instruments, specifically, a contingent interest provision and a contingent conversion parity provision.  The embedded derivatives are valued periodically, and at period end, the values of the derivatives embedded in the 3.75% Convertible Notes were not material.  However, the values are subject to change, based on market conditions, which could affect the Company’s future results of operations, financial position or cash flows.  In connection with the issuance of the 3.75% Convertible Notes, the Company has deferred approximately $9.4 million in debt issuance costs, of which approximately $0.1 million was amortized to expense for the year ended December 31, 2010.

Favorably impacting operating cash flow was the excess of tax deductible interest expense over book interest expense related to the Company’s 4.00% Convertible Debentures, 3.25% Convertible Debentures and 3.75% Convertible Notes.  This resulted in an increase in the Company’s deferred tax liabilities during the year ended December 31, 2010, 2009 and 2008 of $30.3 million, $28.5 million and $26.3 million, respectively ($147.6 million cumulative as of December 31, 2010).  The recorded deferred tax liability could, under certain circumstances, be realized in the future upon conversion or redemption which would serve to reduce operating cash flows.

The Company has three convertible debentures, the 4.00% Convertible Debentures, 3.25% Convertible Debentures and 3.75% Convertible Notes.  Issuers of convertible debt instruments which may be settled in cash upon conversion (including partial cash settlement) are required to separately account for the liability and equity components in a manner that reflects the entity’s calculated nonconvertible debt borrowing rate when the debt was issued.  The carrying amounts of the Company’s convertible debt and equity balances are as follows (in thousands):

	December 31,
	2010	2009
Carrying value of equity component	$619,223	$441,318

Principal amount of convertible debt	$1,372,500	$1,322,500
Unamortized debt discount	(446,876)	(350,309)
Net carrying value of convertible debt	$925,624	$972,191

As of December 31, 2010, the remaining amortization period for the debt discount was approximately 22.5, 5 and 15 years for the 4.00% Convertible Debentures, 3.25% Convertible Debentures and 3.75% Convertible Notes, respectively.

The effective interest rates for the liability components of the 4.00% Convertible Debentures, 3.25% Convertible Debentures and 3.75% Convertible Notes were 8.01%, 7.625% and 8.25%, respectively.

Note 11 – Stock-Based Compensation

Stock-Based Compensation Plans

During 2004, stockholders of the Company approved the 2004 Stock and Incentive Plan (the “2004 Plan”), under which the Company is authorized to grant equity-based and other incentive compensation to employees, officers, directors, consultants and advisors of the Company in an amount aggregating up to 10.0 million shares of Company common stock.  Beginning May 18, 2004, stock-based incentive awards are made only from the 2004 Stock and Incentive Plan.

Prior to the 2004 Plan, the Company had the 1998 Long-Term Employee Incentive Plan and the 1992 Long-Term Stock Incentive Plan, all of which no longer issue stock-based incentives, but which had outstanding awards at December 31, 2010.

Under these plans, stock options vest and become exercisable at varying points in time, ranging up to four years in length, and have terms that generally span ten years from the grant date.  Stock option awards are granted with an exercise price at least equal to the fair market value of Company stock upon grant.  Omnicare’s normal practice is to issue new shares upon stock option exercise.  Certain stock option and share awards provide for accelerated vesting if there is a change in control, as defined in the plans.

Employee Stock Purchase Plan

In November 1999, the Company’s Board of Directors adopted the Omnicare StockPlus Program, a non-compensatory employee stock purchase plan (the “ESPP”).  Under the ESPP, employees and non-employee directors of the Company who elect to participate may contribute up to 6% of eligible compensation (or an amount not to exceed $20,000 for non-employee directors) to purchase shares of the Company’s common stock.  For each share of stock purchased, the participant also receives two options to purchase additional shares of the Company’s stock.  The stock options are subject to a four-year vesting period and are generally subject to forfeiture in the event the related shares purchased are not held by the participant for a minimum of two years.  The stock options have a ten-year life from the date of issuance.  Amounts contributed to the ESPP are used by the plan administrator to purchase the Company’s stock on the open market or for shares issued by Omnicare.

Stock Awards

Non-vested stock awards are granted at the discretion of the Compensation, Nominating and Governance Committee of the Board of Directors.  These awards are restricted as to the transfer of ownership and generally vest over the requisite service periods, typically three to ten-year periods (vesting on a straight-line basis), or a seven-year period (with a greater proportion vesting in the latter years).  Unrestricted stock awards are granted annually to all members of the Board of Directors, and non-employee directors also receive non-vested stock awards that generally vest on the third anniversary of the date of grant.  The fair value of a stock award is equal to the fair market value of a share of Company stock on the grant date.

Stock-Based Compensation

The Company uses the Black-Scholes options pricing model to determine the fair value of stock options on the grant date, which is affected by Omnicare’s stock price as well as assumptions regarding a number of complex and subjective variables.  These variables include Omnicare’s expected stock price volatility over the expected term of the awards, actual and projected employee exercise behaviors, the risk-free interest rate and the stock’s dividend yield.

The expected term of stock options granted represents the period of time that the stock options are expected to be outstanding and is estimated based primarily on historical stock option exercise experience.  The expected volatility is based primarily on the historical volatility of the Company’s stock over a period generally commensurate with the expected term of the stock options.  The risk-free interest rate used in the option valuation model is based on United States Treasury Strip (“stripped coupon interest”) issues with remaining terms similar to the expected term of the stock options.  The expected dividend yield is based on the current Omnicare stock yield.  The Company is required to estimate forfeitures at the time of the grant and revise those estimates in subsequent periods as necessary to reflect any changes in actual forfeiture experience.  Omnicare uses historical data to estimate pre-vesting stock option forfeitures and records stock-based compensation expense only for those awards that are expected to vest.  All stock option awards are amortized on a straight-line basis over the requisite service periods of the awards, which are generally the vesting period.

The assumptions used to value stock options granted during the years ended December 31, 2010, 2009 and 2008 are as follows:

	2010	2009	2008
Expected volatility	35%	35%	35%
Risk-free interest rate	1.0%	2.2%	2.2%
Expected dividend yield	0.5%	0.4%	0.4%
Expected term of options (in years)	4.9	4.8	4.7
Weighted average fair value per option	$7.54	$8.16	$7.56

Total pretax stock-based compensation expense recognized in the Consolidated Statements of Income as part of S,G&A expense for stock options and stock awards for the year ended December 31, 2010 is approximately $5.4 million and $32.4 million (including the stock option and restricted stock award separation costs disclosed at the “Separation, Benefit Plan Termination and Related Costs” note of the Notes to Consolidated Financial Statements), approximately $5.3 million and $19.3 million for the year ended December 31, 2009, and approximately $5.0 million and $22.5 million for the year ended December 31, 2008, respectively.

As of December 31, 2010, there was approximately $59 million of total unrecognized compensation cost related to nonvested stock awards and stock options granted to Omnicare employees, which is expected to be recognized over a remaining weighted-average period of approximately 5 years.  The total grant date fair value of shares vested during the year ended December 31, 2010 related to stock options and stock awards was approximately $3.7 million  and $41.1  million (including the aforementioned separation costs), respectively.

General Stock Option Information

A summary of stock option activity under the plans for the year ended December 31, 2010, is presented below (in thousands, except exercise price data):

	2010
	Shares	Weighted Average Exercise Price
Options outstanding, beginning of year	6,323	$32.50
Options granted	122	25.87
Options exercised	(386)	17.18
Options forfeited	(642)	33.93
Options outstanding, end of year	5,417	33.28
Options exercisable, end of year	4,872	$34.11

The total exercise date intrinsic value of options exercised during the years ended December 31, 2010, 2009 and 2008 was approximately $3.6 million, $10.4 million and $3.6 million, respectively.

The following summarizes information about stock options outstanding and exercisable as of December 31, 2010 (in thousands, except exercise price and remaining life data):

OPTIONS OUTSTANDING				OPTIONS EXERCISABLE
Range of Exercise Prices	Number Outstanding at December 31, 2010	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable at December 31, 2010	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price
$15.46 - $23.17	706	1.71	$20.21	618	0.84	$19.98
23.18 - 30.90	2,589	3.13	26.40	2,187	2.19	26.59
30.91 - 38.61	95	4.72	35.15	57	3.55	35.86
38.62 - 61.79	2,027	2.93	46.52	2,010	2.91	46.57
$15.46 - $61.79	5,417	2.90	$33.28	4,872	2.33	$34.11

General Restricted Stock Award Information

A summary of nonvested restricted stock awards for the year ended December 31, 2010, is presented below (in thousands, except fair value data):

	2010
	Shares	Weighted Average Grant Date Price
Nonvested shares, beginning of year	2,595	$29.52
Shares awarded	1,421	24.57
Shares vested	(1,337)	30.78
Shares forfeited	(294)	27.84
Nonvested shares, end of year	2,385	$26.07

Note 12 - Separation, Benefit Plan Termination and Related Costs

Separation Costs:
On August 2, 2010, the Company announced that Joel F. Gemunder ("JFG") retired from his positions as the Company's President and Chief Executive Officer and as a member of the Board of Directors of the Company, effective July 31, 2010.  The JFG Separation Agreement provides that, in accordance with Mr. Gemunder's employment agreement, Mr. Gemunder receives an aggregate cash severance of approximately $16.2 million (excluding the Company’s share of employment taxes), payable in installments through July 1, 2011.  In addition, Mr. Gemunder earns interest on unpaid severance through February 1, 2011 at a rate of 8.75% per annum, per the agreement.  Mr. Gemunder was also paid for unused and accrued vacation time.

Additionally, pursuant to Mr. Gemunder's stock option and restricted stock agreements, on the retirement date, the unvested portion of 2,670,019 stock options and the 705,176 shares of restricted common stock held by Mr. Gemunder became fully vested.  As a result, the Company recorded a non-cash charge of approximately $14.1 million (excluding the Company’s share of employment taxes) in the third quarter of 2010.

On August 2, 2010, the Company also announced that Cheryl D. Hodges ("CDH"), Senior Vice President and Secretary of the Company, resigned from the Company effective July 31, 2010.  The CDH Separation Agreement provides that, in accordance with Ms. Hodges' employment agreement, Ms. Hodges receives an aggregate cash severance of approximately $2.1 million (excluding the Company’s share of employment taxes), payable in installments through July 1, 2011.  In addition, Ms. Hodges earns interest on unpaid severance through February 1, 2011 at a rate of 8.75% per annum, per the agreement.  Ms. Hodges was also paid for unused and accrued vacation time.

Further, pursuant to Ms. Hodges' stock option and restricted stock agreements, on the resignation date, the unvested portion of 446,859 stock options and the 111,573 shares of restricted common stock held by Ms. Hodges became fully vested.  As a result, the Company recorded a non-cash charge of approximately $3.1 million (excluding the Company’s share of employment taxes) in the third quarter of 2010.

A summary of the aforementioned separation costs (including employer payroll taxes) follows (in thousands):

Year ended
December 31, 2010
Severance	$18,351
Restricted stock awards	15,934
Stock options	1,234
Interest expense	3,218
Accrued vacation	226
Company's share of employment taxes	610
Total separation costs	$39,573

Benefit Plan Termination and Related Costs:
See additional information at the “Employee Benefit Plans” note of the Notes to Consolidated Financial Statements.

Note 13 – Employee Benefit Plans

The Company has various defined contribution savings plans under which eligible employees can participate by contributing a portion of their salary for investment, at the direction of each employee, in one or more investment funds.  Several of the plans were adopted in connection with certain of the Company’s acquisitions.  The plans are primarily tax-deferred arrangements pursuant to Internal Revenue Code (“IRC”) Section 401(k) and are subject to the provisions of the Employee Retirement Income Security Act (“ERISA”).  The Company matches employee contributions in varying degrees (either in shares of the Company’s common stock or cash, in accordance with the applicable plan provisions) based on the contribution levels of the employees, as specified in the respective plan documents.  Expense relating primarily to the Company’s matching contributions for these defined contribution plans for the years ended December 31, 2010, 2009 and 2008 was $5.6 million, $6.6 million and $6.4 million, respectively.

The Company has a non-contributory, defined benefit pension plan covering certain corporate headquarters employees and the employees of several companies sold by the Company in 1992, for which benefits ceased accruing upon the sale (the “Qualified Plan”).  Benefits accruing under this plan to corporate headquarters employees were fully vested and frozen as of January 1, 1994.

The Company also had an excess benefit plan (“EBP”) that provides retirement payments to certain headquarters employees in amounts generally consistent with what they would have received under the Qualified Plan.  The retirement benefits provided by the EBP are generally comparable to those that would have been earned in the Qualified Plan, if payments under the Qualified Plan were not limited by the IRC.  On September 30, 2010, the Company terminated the defined benefit portion of its Excess Benefit Plan.  See additional information at the “Plan curtailment” and “Benefit plan termination and related costs” section of this Note.

The Qualified Plan is funded with an irrevocable trust, which consists of assets held in the Vanguard Intermediate Term Treasury Fund Admiral Shares fund (“Vanguard Fund”), a mutual fund holding U.S. Treasury obligations.  In addition, the Company has established rabbi trusts, which are also held in the Vanguard Fund, to provide for retirement obligations under the EBP.  The Company’s general approach is to fund its pension obligations in accordance with the funding provisions of ERISA.

Components of Net Periodic Pension Cost and Other Amounts
Recognized in Other Comprehensive Income (Pre-tax)
(in thousands):	For the years ended December 31,

Net Periodic Pension Cost (Pre-tax):	2010	2009	2008
Service cost	$2,226	$1,499	$5,121
Interest cost	3,323	5,997	9,542
Amortization of deferred amounts (primarily prior actuarial losses)	4,891	1,000	14,694
Return on assets	(224)	(242)	(483)
Net periodic pension cost	10,216	8,254	28,874
Benefit plan termination and related costs (see below)	25,187	-	-
Net periodic pension costs and benefit plan termination and related costs	35,403	8,254	28,874

Other Changes in Plan Assets and Benefit Obligations Recognized in Other Comprehensive Income (Pre-tax):
Net loss (gain), net of curtailment	(49,463)	40,342	(71,435)
Amortization of net (loss)	(4,891)	(1,000)	(14,680)
Amortization of prior service cost	-	-	(14)
Total loss (gain) recognized in other comprehensive income	(54,354)	39,342	(86,129)

Total loss (gain) recognized in net periodic pension cost and other comprehensive income	$(18,951)	$47,596	$(57,255)

Plan curtailment
As a result of plan curtailments, the projected benefit obligation of the Excess Benefit Plan was remeasured as of July 31, 2010 and September 30, 2010, resulting in a pretax increase to other comprehensive income of approximately $23.3 million during the 2010 year.

Benefit plan termination and related costs
On September 30, 2010, the Company terminated the defined benefit portion of its Excess Benefit Plan (“the Plan”) which was not a qualified plan under the Internal Revenue Code of 1986, as amended.  As a result of the termination, each active participant’s terminated plan liability was determined, based primarily on the participant’s compensation and duration of employment, as of September 30, 2010.  Partial payments were made to non-active participants through September 30, 2010, with remaining payments to be made at varying times spanning through September 2012.  As a result of the Plan termination, the Company recognized a one-time charge to expense of approximately $25 million in the third quarter of 2010 for benefit plan termination and related costs, primarily comprised of the recognition of previously deferred actuarial losses.

As of December 31, 2010, the Company had approximately $75 million in notes payable remaining to participants, recorded in “Other current liabilities” on the Consolidated Balance Sheets.  These notes payable were fully funded as of December 31, 2010 with rabbi trust assets, having a fair value of approximately $86 million, invested for the purpose of satisfying these obligations.

Approximately $58 million of payments were made during 2010 to three former executives (Joel F. Gemunder, Cheryl D. Hodges and Patrick E. Keefe) relating to the Plan (using funds obtained upon the liquidation of a portion of the rabbi trust assets).  Notes payable related to Mr. Gemunder and Ms. Hodges of approximately $66 million remain as of December 31, 2010 (included in the aforementioned $75 million), and were paid in full in February 2011.  In addition, under the terms of the related separation agreements, Mr. Gemunder and Ms. Hodges earned interest on their unpaid benefit plan amounts at a rate of 8.75% per annum until the final payments were made in February 2011.  In connection with the funding of the payments in 2010 to the former executives, the Company recorded a gain of approximately $3.6 million on rabbi trust assets liquidated to make the payments.

The estimated amount of net loss in accumulated other comprehensive income expected to be recognized as a component of net periodic pension cost during the 2011 year is approximately $0.1 million.

The actuarial assumptions used to calculate net periodic pension costs for years ended December 31 were as follows:

	2010	2009	2008
Discount rate	3.8%	5.6%	5.8%
Rate of increase in compensation levels	15.0%	10.0%	25.0%
Expected rate of return on assets	6.0%	6.0%	6.0%

The actuarial assumptions used to calculate the benefit obligations at the end of plan year were as follows:

	2010	2009	2008
Discount rate	5.4%	3.8%	5.6%
Rate of increase in compensation levels	N/A	15.0%	10.0%
Expected rate of return on assets	6.0%	6.0%	6.0%

The discount rate assumption was determined giving consideration primarily to the Citigroup Pension Liability Index.  It should be noted that the actuarial calculation is highly dependent upon the stock price on the date(s) of stock award vesting and, accordingly, can fluctuate significantly with changes in Omnicare’s stock price.  The expected rate of return on assets was estimated based primarily on the historical rate of return on intermediate-term U.S. Government securities.

Obligations and Funded Status
(in thousands):
	For the years ended December 31,
Change in Plan Assets:	2010		2009
Fair value of plan assets at end of prior year	$3,917	(1)	$4,029
Actual return on plan assets	291		(68)
Employer contributions	-		60
Benefits paid	(127)		(104)
Fair value of plan assets at end of year	$4,081	(1)	$3,917	(1)

Change in Projected Benefit Obligation:
Projected benefit obligation at end of prior year	$157,120		$109,696
Plan curtailment	(23,359)		-
Establishment of notes payable	(86,389)		-
Service cost	2,226		1,499
Interest cost	3,323		5,997
Actuarial loss/(gain)	(827)		40,032
Benefits paid	(47,060)		(104)
Projected benefit obligation at end of year	$5,034		$157,120

Funded Status:
Projected benefit obligation in excess of plan assets	$(953)	(1)	$(153,203)	(1)

Accumulated benefit obligation at end of year	$5,034		$127,264

(1)
In addition to the irrevocable trust assets presented at fair value based on the quoted market prices of the investments held by the trustee in the table above, the Company has invested additional funds for settlement of the Company’s pension obligations in rabbi trusts, which totaled $133 million as of December 31, 2009.  Since rabbi trust assets do not serve to offset the Company’s pension obligation for accounting purposes per U.S. GAAP, the funded status above has been reflected as the difference between the projected benefit obligation for all plans and the irrevocable trust plan assets of the Qualified Plan.

The Company’s investment strategy generally targets investing in intermediate U.S. government and agency securities funds, seeking a moderate and sustainable level of current income by investing primarily in intermediate-term U.S. Treasury obligations with a low credit default risk.

Amounts Recognized in the Consolidated Balance
Sheets Consist of (in thousands):
	December 31,
	2010	2009
Current liabilities	$-	$17,252
Noncurrent liabilities	953	135,951
Total	$953	$153,203

Amounts Recognized in Accumulated Other Comprehensive Income (Pretax) Consist of:
Net loss	$950	$55,530
Prior service cost	-	-
Total	$950	$55,530

Information for Pension Plans with an Accumulated Benefit Obligation in excess of Plan Assets (in thousands):
	December 31,
	2010	2009
Qualified Plan:
Projected benefit obligation	$5,034	$6,242
Accumulated benefit obligation	5,034	6,242
Fair value of plan assets (1)	4,081	3,917

EBP Plan:
Projected benefit obligation	-	150,878
Accumulated benefit obligation	-	121,022
Fair value of plan assets (1)	-	-

Grand Totals:
Projected benefit obligation	5,034	157,120
Accumulated benefit obligation	5,034	127,264
Fair value of plan assets (1)	4,081	3,917

(1)	See "Obligations and Funded Status" table of this note for further discussion.
No funding is anticipated to be necessary in 2011 relating to the Qualified Plan.

Projected benefit payments, which reflect expected future service, as appropriate, for each of the next five fiscal years and in the aggregate for the five fiscal years thereafter as of December 31, 2010 are estimated as follows (in thousands):

2011	$149
2012	186
2013	192
2014	207
2015	230
Years 2016 - 2020	1,354

Note 14 – Income Taxes

Provision
The provision for income taxes from continuing operations is comprised of the following (in thousands):

	For the years ended December 31,
	2010	2009	2008

Current provision	$(3,908)	$6,198	$32,268
Deferred provision	22,952	90,658	56,041
Total income tax provision from continuing operations	$19,044	$96,856	$88,309

Tax benefits related to the exercise of stock options and stock awards have been credited (debited) to paid-in capital in amounts of $(1.2) million, $1.8 million and $(1.2) million for 2010, 2009 and 2008, respectively.

Effective Income Tax Rate
The difference between the Company’s reported income tax expense from continuing operations and the federal income tax expense from continuing operations computed at the statutory rate of 35% is explained in the following table (in thousands):

	For the years ended December 31,
	2010		2009		2008
Federal income tax at the statutory rate	$11,728	35.0%	$116,043	35.0%	$76,863	35.0%
State, local and foreign income taxes, net of federal income tax benefit	4,133	12.3	10,661	3.2	3,988	1.8
Reduction for tax positions settled, net of federal income tax benefit	(12,324)	(36.8)	(37,952)	(11.4)	(423)	(0.2)
Settlements and related reserves	13,746	41.0	5,307	1.6	7,500	3.4
Other, net (including tax accrual adjustments)	1,761	5.3	2,797	0.8	381	0.2
Total income tax provision from continuing operations	$19,044	56.8%	$96,856	29.2%	$88,309	40.2%

Income tax payments, net, amounted to $23.6 million, $60.9 million and $13.5 million in 2010, 2009 and 2008, respectively.

Deferred Tax Assets and Liabilities
Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Significant components of the Company’s deferred tax assets and liabilities are as follows (in thousands):

	December 31,
	2010	2009
Accounts receivable reserves	$135,132	$112,999
Net operating loss (“NOL”) carryforwards	80,824	83,375
Accrued liabilities	97,008	92,637
Pension obligations	29,274	60,035
Other	14,873	13,734
Gross deferred tax assets, before valuation allowances	357,111	362,780
Valuation allowances	(15,959)	(20,255)
Gross deferred tax assets, net of valuation allowances	$341,152	$342,525

Amortization of intangibles	$532,133	$485,461
Contingent convertible debentures interest	322,610	248,480
Fixed assets and depreciation methods	33,589	29,968
Subsidiary stock basis	12,240	12,259
Current and noncurrent assets	7,097	4,263
Other	20,222	23,334
Gross deferred tax liabilities	$927,891	$803,765

As of December 31, 2010, the Company has remaining deferred tax benefits related to its federal, state and foreign net operating losses totaling approximately $81 million ($38 million federal and $43 million state).  These NOLs will expire, in varying amounts, beginning in 2011 through 2030.  The potential future tax benefits of the NOLs have been offset by $16.0 million of valuation allowance based on the Company’s analysis of the likelihood of generating sufficient taxable income in the various jurisdictions to utilize the benefits before expiration.

Uncertain Tax Positions
At January 1, 2010, the Company had gross unrecognized tax benefits of $27.7 million and ended the year with gross unrecognized tax benefits of $18.0 million.  A reconciliation of the beginning and ending of year amount of unrecognized tax benefit is as follows (in thousands):

	2010	2009	2008
Unrecognized tax benefits at beginning of year	$27,700	$66,902	$77,586
Additions based on tax positions related to the current year	1,532	631	3,049
Additions for tax positions of prior years	3,100	1,062	5,123
Reductions for tax positions of prior years	(1,634)	(2,405)	(11,893)
Settlement reductions	-	(2,042)	(1,517)
Reductions for tax positions settled through the expirations of the statute of limitations	(12,664)	(36,448)	(5,446)
Unrecognized tax benefits at end of year	$18,034	$27,700	$66,902

Included in the balance at December 31, 2010 are $13.9 million of unrecognized tax benefits, net of federal tax benefit that, if recognized, would affect the effective tax rate.  The liabilities for unrecognized tax benefits are carried in “Other noncurrent liabilities” on the Consolidated Balance Sheets because payment of cash is not anticipated within one year of the balance sheet date for any significant unrecognized amounts.  However, it is reasonably possible that $1.8 million, net of federal tax benefit, of unrecognized federal and state tax benefits will reverse within one year of the balance sheet date due to the expiration of statutes of limitations.  The Company recognizes interest and penalties accrued related to unrecognized tax benefits in tax expenses.  During the year ended December 31, 2010, the Company recognized approximately $(1.8) million in interest, net of federal tax benefit, and penalties.  The Company had approximately $3.8 million for the payment of interest and penalties accrued at December 31, 2010.

The Company files income tax returns in the U.S. federal jurisdiction, and various states and foreign jurisdictions.  With few exceptions, the Company is no longer subject to U.S. federal examinations by tax authorities for years before 2007, and state and local, or non-U.S. income tax examinations, by tax authorities for years before 2006.

Note 15 – Earnings Per Share Data

Basic earnings per share are computed based on the weighted-average number of shares of common stock outstanding during the period.  Diluted earnings per share include the dilutive effect of stock options, warrants and restricted stock awards, as well as convertible debentures.

The following is a reconciliation of the basic and diluted earnings per share (“EPS”) computations for both the numerator and denominator (in thousands, except per share data):

	For the years ended December 31,
	Income (loss)	Common Shares	Per Common
2010:	(Numerator)	(Denominator)	Share Amounts
Basic EPS
Income from continuing operations	$14,464		$0.12
Loss from discontinued operations	(120,573)		(1.04)
Net loss	(106,109)	116,348	$(0.91)
Effect of Dilutive Securities (see below)
4.00% junior subordinated convertible debentures	289	275
Stock options, warrants and awards	-	304
Diluted EPS
Income from continuing operations plus assumed conversions	14,753		$0.13
Loss from discontinued operations	(120,573)		(1.03)
Net loss plus assumed conversions	$(105,820)	116,927	$(0.91)

2009:
Basic EPS
Income from continuing operations	$234,695		$2.00
Loss from discontinued operations	(22,772)		(0.19)
Net income	211,923	117,094	$1.81
Effect of Dilutive Securities
4.00% junior subordinated convertible debentures	284	275
Stock options, warrants and awards	-	408
Diluted EPS
Income from continuing operations plus assumed conversions	234,979		$2.00
Loss from discontinued operations	(22,772)		(0.19)
Net income plus assumed conversions	$212,207	117,777	$1.80

2008:
Basic EPS
Income from continuing operations	$131,301		$1.12
Income from discontinued operations	9,172		0.08
Net income	140,473	117,466	$1.20
Effect of Dilutive Securities
4.00% junior subordinated convertible debentures	279	275
Stock options, warrants and awards	-	572
Diluted EPS
Income from continuing operations plus assumed conversions	131,580		$1.11
Income from discontinued operations	9,172		0.08
Net income plus assumed conversions	$140,752	118,313	$1.19

During the years ended December 31, 2010, 2009 and 2008, the anti-dilutive effect associated with certain stock options, warrants and stock awards was excluded from the computation of diluted EPS, since the exercise price was greater than the average market price of the Company’s common stock during these periods.  The aggregate number of stock options, warrants and stock awards excluded from the computation of the diluted EPS for those years totaled approximately 4.6 million, 6.2 million and 6.5 million, respectively.

Note 16 – Restructuring and Other Related Charges

Company-wide Reorganization Program:
During 2010, the Company initiated a “Company-wide Reorganization Program”, including a reshaping of the organization with the objective of deploying resources closer to the customers, allowing Omnicare to become more responsive to customer needs, better leveraging the Omnicare platform and better positioning the Company for potential growth.  The program is anticipated to be completed in 2011 and is currently estimated to result in restructuring and other related charges of approximately $13 million, and is largely related to severance and employee buyout costs, which will primarily be operating expense related.  In implementing these initiatives, the Company recorded restructuring charges of approximately $3 million in the year ended December 31, 2010.

Details of the Company-wide Reorganization Program restructuring related charges follow (pretax, in thousands):

	2010	Utilized	Balance at
	Provision/	during	December 31,
	Accrual	2010	2010
Restructuring charges:
Employee severance pay	$446	$(141)	$305
Employment agreement buy-outs	2,733	(933)	1,800
Professional fees, facility exit costs and other	91	(91)	-
Total restructuring charges	$3,270	$(1,165)	$2,105

Omnicare Full Potential Program:
In 2006, the Company commenced the implementation of the “Omnicare Full Potential” Plan, a major initiative primarily designed to re-engineer the Company’s pharmacy operating model to increase efficiency and enhance customer growth, which was substantially completed in 2010.  The Omnicare Full Potential Plan optimized resources across the entire organization through implementing best practices, including the realignment and right-sizing of functions, and a “hub-and-spoke” model, whereby certain key administrative and production functions were transferred to regional support centers (“hubs”) specifically designed and managed to perform these tasks, with local pharmacies (“spokes”) focusing on time-sensitive services and customer-facing processes.

The Company recorded restructuring and other related charges for the Omnicare Full Potential Program of approximately $14 million, $20 million and $34 million during the years ended December 31, 2010, 2009 and 2008, respectively, or cumulative aggregate restructuring and other related charges of approximately $110 million through 2010.  The Company eliminated approximately 2,700 positions in completing the Omnicare Full Potential program.

The restructuring charges primarily included severance pay, the buy-out of employment agreements, lease terminations, and other exit-related asset disposals, professional fees and facility exit costs.  The other related charges were primarily comprised of professional fees.  Details of the Omnicare Full Potential Plan restructuring and other related charges follow (pretax, in thousands):

	Balance at	2008	Utilized	Balance at	2009
	December 31,	Provision/	during	December 31,	Provision/
	2007	Accrual	2008	2008	Accrual
Restructuring charges:
Employee severance	$35	$3,983	$(4,018)	$-	$5,759
Employment agreement buy-outs	1,199	337	(1,501)	35	135
Lease terminations	2,471	8,509	(2,969)	8,011	3,416
Other assets, fees and facility exit costs	1,855	15,810	(15,272)	2,393	5,071
Total restructuring charges	$5,560	28,639	$(23,760)	$10,439	14,381

Other related charges		5,450			5,433
Total restructuring and other related charges		$34,089			$19,814

	Utilized	Balance at	2010	Utilized	Balance at
	during	December 31,	Provision/	during	December 31,
	2009	2009	Accrual	2010	2010
Restructuring charges:
Employee severance	$(5,759)	$-	$6,398	$(5,688)	$710
Employment agreement buy-outs	(170)	-	-	-	-
Lease terminations	(4,314)	7,113	3,578	(4,119)	6,572
Other assets, fees and facility exit costs	(7,005)	459	2,453	(2,531)	381
Total restructuring charges	$(17,248)	$7,572	12,429	$(12,338)	$7,663

Other related charges			1,466
Total restructuring and other related charges			$13,895
As of December 31, 2010, the Company has made cumulative payments of approximately $24 million of severance and other employee-related costs for the Omnicare Full Potential Plan.  The remaining liabilities at December 31, 2010 represent amounts not yet paid relating to actions taken in connection with the program (primarily lease payments and employee severance).  The provision/accrual and corresponding payment amounts relating to employee severance were accounted for primarily in accordance with the authoritative guidance for employers’ accounting for postemployment benefits; and the provision/accrual and corresponding payment amounts relating to employment agreement buy-outs are being accounted for primarily in accordance with the authoritative guidance regarding accounting for costs associated with exit or disposal activities.

Note 17 – Commitments and Contingencies

Omnicare continuously evaluates contingencies based upon the best available information.  The Company believes that liabilities have been recorded to the extent necessary in cases where the outcome is considered probable and reasonably estimable.  To the extent that resolution of contingencies results in amounts that vary from the Company’s recorded liabilities, future earnings will be charged or credited accordingly.

On December 13, 2010, a qui tam complaint entitled United States ex rel. Bartz v. Ortho-McNeil Pharmaceuticals, Inc., Johnson & Johnson, Inc., Janssen Pharmaceutica, Inc., Janssen Pharmaceutica Products, LP, McKesson Corporation, McKesson Specialty Pharmaceutical, LLC and Omnicare, Inc., Civil Action No. 05-cv-6010, which had been filed under seal with the U.S. District Court in Philadelphia, Pennsylvania, was ordered unsealed by the court.  The complaint was brought by Scott Bartz, a former employee of Johnson & Johnson, Inc. as a private party qui tam relator on behalf of the federal government and several state and local governments.  The U.S. Department of Justice has notified the court that it has declined to intervene.  The action alleges civil violations of the False Claims Act based on allegations that Johnson & Johnson, Inc. and its affiliates provided the Company and McKesson with rebates, free drugs and other remuneration in order to limit Johnson & Johnson, Inc.’s rebate liability to Medicaid.  The Company believes that the allegations are without merit and intends to vigorously defend itself in this action if pursued.

On September 15, 2010, Omnicare entered into settlement agreements, without any finding of wrongdoing or admission of liability, with the State of Michigan, the Commonwealth of Massachusetts and David M. Kammerer ("Relator"), relating to sealed qui tam litigation originally filed by Relator in Ohio federal court in August 2003.  The Company has paid $11.6 million pursuant to the Michigan settlement agreement and $9.45 million pursuant to the Massachusetts settlement agreement to resolve allegations of inappropriate billing, beginning in August 1997, under the states' usual and customary charge provisions.   The Company has paid Relator's expenses and attorneys' fees of $385,000.  The Company recorded provisions of $24.2 million for these payments, and a separate unrelated matter with another state which is still under review, in the quarter ended June 30, 2010.

On October 29, 2010, a qui tam complaint entitled United States ex rel. Banigan and Templin, et al. v. Organon USA, Inc., Omnicare, Inc. and Pharmerica, Inc., Civil No. 07-12153-RWZ, that had been filed under seal with the U.S. District Court in Boston, Massachusetts, was ordered unsealed by the court.  The complaint was brought by James Banigan and Richard Templin, former employees of Organon, as private party qui tam relators on behalf of the federal government and several state and local governments.  The action alleges civil violations of the False Claims Act based on allegations that Organon USA, Inc. and its affiliates paid the Company and several other long-term care pharmacies rebates, post-purchase discounts and other forms of remuneration in return for purchasing pharmaceuticals from Organon and taking steps to increase the purchase of Organon’s drugs in violation of the Anti-Kickback Statute.  The U.S. Department of Justice has notified the court that it has declined to intervene in this action.  The Company believes that the allegations are without merit and intends to vigorously defend itself in this action if pursued.

The Drug Enforcement Administration ("DEA") is investigating alleged errors and deficiencies in paperwork requirements for controlled substance dispensing at several of the Company's pharmacies in Ohio.  The United States Attorney's Office, Northern District of Ohio ("AUSA"), is conducting an investigation relating to this matter, and may seek monetary penalties.  The AUSA is also conducting a criminal investigation of the Company and several current and former employees in connection with the DEA audits.  The Company is cooperating with these investigations and intends to vigorously defend itself if these matters are pursued.  The Company recorded a provision for this matter in the quarter ended December 31, 2010.

On April 14, 2010, a purported shareholder derivative action, entitled Manville Personal Injury Settlement Trust v. Gemunder, et al., Case No. 10-CI-01212, was filed in Kentucky State Court, against the members of the Board and certain current and former officers of the Company, individually, purporting to assert claims for breach of fiduciary duty, unjust enrichment, gross mismanagement, and waste of corporate assets arising out of alleged violations of federal and state laws prohibiting the payment of illegal kickbacks and the submission of false claims in connection with the Medicare and Medicaid healthcare programs. Plaintiff alleges that the Board and senior management caused the Company to violate these laws, which has resulted in over $100 million in fines and penalties paid by Omnicare and exposed the Company and certain individual defendants to potential civil and criminal liability.  The Company believes that the action is without merit and intends to continue to defend itself vigorously.

On April 2, 2010, a purported class action lawsuit, entitled Spindler, et al. v. Johnson & Johnson Corp., Omnicare, Inc. and Does 1-10, Case No. CV-10-1414, was filed in the United States District Court for the Northern District of California, San Francisco Division, against Johnson & Johnson (“J&J”), the Company and certain unnamed defendants asserting violations of federal antitrust law and California unfair competition law arising out of certain arrangements between J&J and the Company.  Plaintiffs allege, among other things, that the Company violated these laws by entering into agreements with J&J to promote J&J products.  The Company filed a motion to dismiss the amended complaint on October 6, 2010.  On January 21, 2011, the court dismissed the amended complaint and granted permission to file a new amended complaint.  The Company believes the allegations are without merit and intends to vigorously defend itself if pursued.

On January 8, 2010, a qui tam complaint, entitled United States ex rel. Resnick and Nehls v. Omnicare, Inc., Morris Esformes, Phillip Esformes and Lancaster Ltd. d/b/a Lancaster Health Group, No. 1:07cv5777, that was filed under seal with the U.S. District Court in Chicago, Illinois was unsealed by the court.  The U.S. Department of Justice and the State of Illinois have notified the court that they have declined to intervene in this action.  The complaint was brought by Adam Resnick and Maureen Nehls as private party “qui tam relators” on behalf of the federal government and two state governments.  The action alleges civil violations of the False Claims Act and certain state statutes based on allegations that Omnicare acquired certain institutional pharmacies at above-market rates in violation of the Anti-Kickback Statute and applicable state statutes.  On December 1, 2010, Resnick filed a motion to withdraw as a relator, which the court granted on December 14, 2010.  The Company believes that the allegations are without merit and intends to vigorously defend itself in this action.

On or about March 12, 2010, a qui tam complaint entitled State of Illinois, ex rel. Adam B. Resnick and Maureen Nehls v. Omnicare, Inc. Morris Esformes, Phillip Esformes, and Tim Dacy, No. D6 L 1926 that was filed under seal in Illinois state court, was unsealed by the court.  The State of Illinois notified the court that it declined to intervene in the action.  This complaint was brought by the same two qui tam relators, Adam Resnick and Maureen Nehls, that brought the complaint in the United States District Court in Chicago described above.  This complaint is based on allegations nearly identical to a portion of the allegations contained in that federal action.  The Company has not been served with the complaint in this action.  The Company believes that the allegations are without merit and intends to vigorously defend itself in this action if pursued.

On June 11, 2010, a qui tam complaint, entitled United States ex rel. Stone v. Omnicare Inc., No. 1:09cv4319, that was filed under seal with the U.S. District Court in Chicago, Illinois was unsealed by the court.  The U.S. Department of Justice and the various states named in the complaint have notified the court that they have declined to intervene in this action.  The complaint was brought by John Stone, the Company’s former Vice President of Internal Audit, as a private party qui tam relator on behalf of the federal government and several state governments.  The action alleges civil violations of the False Claims Act and certain state statutes based on allegations that the Company submitted claims for reimbursement for certain ancillary services that did not conform with Medicare and Medicaid regulations, submitted claims for reimbursement from newly acquired pharmacies that were in violation of certain Medicaid and Medicare regulations, violated certain FDA regulations regarding the storage and handling of a particular drug, and violated certain Medicaid billing regulations relating to usual and customary charges.  Relator also asserts against the Company a retaliatory discharge claim under the False Claims Act.  The Company believes that the allegations are without merit and intends to vigorously defend itself in this action.

On November 19, 2010, the Company was served with a second amended qui tam complaint entitled United States ex rel. Rostholder v. Omnicare, Inc. and Omnicare Distribution Center, LLC f/k/a Heartland Repack Services LLC, No. CCB-07-1283, that was filed under seal with the U.S. District in Baltimore, Maryland in July 2009.  The U.S. Department of Justice notified the court on April 22, 2009 that it declined to intervene in this action.  The complaint was brought by Barry Rostholder as a private party qui tam relator on behalf of the federal government and several state and local governments.  The action, in general, alleges civil violations of the False Claims Act based on allegations that the Company submitted claims for reimbursement for drugs that were repackaged at its Heartland repackaging facility in violation of certain FDA regulations.  These allegations arise from the previously disclosed issues experienced by the Company at its Heartland repackaging facility, which suspended operations in 2006.  The Company believes that the claims in the complaint are without merit and intends to vigorously defend itself in this action if pursued.

On November 2, 2009, following an investigation by the U.S. Attorney’s Office, District of Massachusetts, the Company entered into a civil settlement agreement, without any finding of wrongdoing or any admission of liability, under which the Company paid the federal government and participating state governments $98 million plus interest from June 24, 2009 and related expenses to settle various alleged civil violations of federal and state laws concerning the Company’s relationships with certain manufacturers and distributors of pharmaceutical products and certain customers, as well as with respect to contracts with certain companies acquired by the Company.  As part of the settlement agreement, the Company also entered into an amended and restated corporate integrity agreement (“CIA”) with the Department of Health and Human Services Office of the Inspector General with a term of five years from November 2, 2009.  Pursuant to the CIA, the Company is required, among other things, to (i) create procedures designed to ensure that each existing, new or renewed arrangement with any actual or potential source of health care business or referrals to Omnicare or any actual or potential recipient of health care business or referrals from Omnicare does not violate the Anti-Kickback Statute, 42 U.S.C. (§) 1320a-7b(b) or related regulations, directives and guidance, including creating and maintaining a database of such arrangements; (ii) retain an independent review organization to review the Company’s compliance with the terms of the CIA and report to OIG regarding that compliance; and (iii) provide training for certain Company employees as to the Company’s requirements under the CIA.  The requirements of the Company’s prior corporate integrity agreement obligating the Company to create and maintain procedures designed to ensure that all therapeutic interchange programs are developed and implemented by Omnicare consistent with the CIA and federal and state laws for obtaining prior authorization from the prescriber before making a therapeutic interchange of a drug and to maintain procedures for the accurate preparation and submission of claims for federal health care program beneficiaries in hospice programs, have been incorporated into the amended and restated CIA without modification.  The requirements of the CIA have resulted in increased costs to maintain the Company’s compliance program and greater scrutiny by federal regulatory authorities.  Violations of the corporate integrity agreement could subject the Company to significant monetary penalties.  Consistent with the CIA, the Company is reviewing its contracts to ensure compliance with applicable laws and regulations.  As a result of this review, pricing under certain of its consultant pharmacist services contracts will need to be increased, and there can be no assurance that such pricing will not result in the loss of certain contracts.

On February 2 and February 13, 2006, respectively, two substantially similar putative class action lawsuits, entitled Indiana State Dist. Council of Laborers & HOD Carriers Pension & Welfare Fund v. Omnicare, Inc., et al., No. 2:06cv26 (“HOD Carriers”), and Chi v. Omnicare, Inc., et al., No. 2:06cv31 (“Chi”), were filed against Omnicare and two of its officers in the United States District Court for the Eastern District of Kentucky purporting to assert claims for violation of §§10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder, and seeking, among other things, compensatory damages and injunctive relief.  The complaints, which purported to be brought on behalf of all open-market purchasers of Omnicare common stock from August 3, 2005 through January 27, 2006, alleged that Omnicare had artificially inflated its earnings by engaging in improper generic drug substitution and that defendants had made false and misleading statements regarding the Company’s business and prospects.  On July 20, 2006, plaintiffs filed a consolidated amended complaint, adding a third officer as a defendant and new factual allegations primarily relating to revenue recognition, the valuation of receivables and the valuation of inventories.  The second amended complaint (i) expands the putative class to include all purchasers of Omnicare common stock from August 3, 2005 through July 27, 2006, (ii) names two members of the Company’s board of directors as additional defendants, (iii) adds a new plaintiff and a new claim for violation of Section 11 of the Securities Act of 1933 based on alleged false and misleading statements in the registration statement filed in connection with the Company’s December 2005 public offering, (iv) alleges that the Company failed to timely disclose its contractual dispute with UnitedHealth Group, Inc. and its affiliates (“United”), and (v) alleges that the Company failed to timely record certain special litigation reserves.  The defendants filed a motion to dismiss the second amended complaint on March 12, 2007, and on October 12, 2007, the court dismissed the case.  On November 9, 2007, plaintiffs appealed the dismissal to the United States Court of Appeals for the Sixth Circuit.  On October 21, 2009, the Sixth Circuit Court of Appeals generally affirmed the district court's dismissal, dismissing plaintiff's claims for violation of §§10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5.  However, the appellate court reversed the dismissal for the claim brought for violation of Section 11 of the Securities Act of 1933, and returned the case to the district court for further proceedings.  On December 30, 2010, plaintiffs filed a motion in the district court requesting permission to file a third amended complaint.  On February 4, 2011, the defendants filed a motion to dismiss the second amended complaint with prejudice.  The Company believes that the allegations are without merit and intends to vigorously defend itself in this action.

On February 13, 2006, two substantially similar shareholder derivative actions, entitled Isak v. Gemunder, et al., Case No. 06-CI-390, and Fragnoli v. Hutton, et al., Case No. 06-CI-389, were filed in Kentucky State Circuit Court, Kenton Circuit, against the members of Omnicare’s board of directors, individually, purporting to assert claims for breach of fiduciary duty, abuse of control, gross mismanagement, waste of corporate assets and unjust enrichment arising out of the Company’s alleged violations of federal and state health care laws based upon the same purportedly improper generic drug substitution that is the subject of the federal purported class action lawsuits.  The complaints seek, among other things, damages, restitution and injunctive relief.  The Isak and Fragnoli actions were later consolidated by agreement of the parties.   The Company believes that the allegations are without merit and intends to vigorously defend itself in this action.

The years ended 2010, 2009 and 2008 included a $113.7 million (including a $42.1 million charge in the fourth quarter), $77.4 million and $99.3 million charge, respectively, reflected in “Settlement, litigation and other related charges” of the Consolidated Statements of Income, primarily for estimated litigation-related settlements and professional expenses for resolution of certain regulatory matters with various states (including a $24.2 million charge in the second quarter of 2010) and regulatory agencies (including the Michigan and Massachusetts qui tams and the DEA matter), certain large customer and contract disputes (including a previously disclosed $23.1 million charge in the third quarter of 2010 related to its preliminary settlement of legal action against a group of its customers for the collection of past-due receivables); costs associated with the settlement of the investigation by the United States Attorney’s Office, District of Massachusetts; the Company’s lawsuit against United; the investigation by the federal government and certain states relating to drug substitutions; and purported class and derivative actions against the Company.  In connection with Omnicare’s participation in Medicare, Medicaid and other healthcare programs, the Company is subject to various inspections, audits, inquiries and investigations by governmental/regulatory authorities responsible for enforcing the laws and regulations to which the Company is subject.  Further, the Company maintains a compliance program which establishes certain routine periodic monitoring of the accuracy of the Company’s billing systems and other regulatory compliance matters and encourages the reporting of errors and inaccuracies.  As a result of the compliance program, Omnicare has made, and will continue to make, disclosures to the applicable governmental agencies of amounts, if any, determined to represent over-payments from the respective programs and, where applicable, those amounts, as well as any amounts relating to certain inspections, audits, inquiries and investigations activity are included in “Settlement, litigation and other related charges” of the Consolidated Statements of Income.

During 2006, the Company experienced certain quality control and product recall issues, as well as fire damage, at one of its repackaging facilities.  In connection with the resolution of these matters (the “Repack Matters”) the Company decided not to reopen this facility.  The Company has been cooperating with federal and state officials who have been conducting investigations relating to the Repack Matters and certain billing issues.  Addressing these issues served to increase costs.  The Company maintains product recall, property and casualty and business interruption insurance, and the extent of insurance recoveries for these expenses continues to be reviewed by its outside advisors.  The company incurred increased costs/(credits) [net of recoveries] of approximately $(1.2) million, $(1.1) million and $6.4 million for the years ended December 31, 2010, 2009 and 2008, respectively.

Although the Company cannot know with certainty the ultimate outcome of the matters described in the preceding paragraphs other than as disclosed, there can be no assurance that the resolution of these matters will not have a material adverse impact on the Company’s consolidated results of operations, financial position or cash flows or, in the case of the Repack Matters and other billing matters, that these matters will be resolved in an amount that would not exceed the amount of the pretax charges previously recorded by the Company.

As part of its ongoing operations, the Company is subject to various inspections, audits, inquiries, investigations and similar actions by third parties, as well as governmental/regulatory authorities responsible for enforcing the laws and regulations to which the Company is subject.  The Company is also involved in various legal actions arising in the normal course of business.  At any point in time, the Company is in varying stages of discussions on these matters.  These matters are continuously being evaluated and, in many cases, are being contested by the Company and the outcome is not predictable.  Consequently, an estimate of the range of loss associated with certain actions cannot be made, and there can be no assurance that the ultimate resolution of these matters, individually or in the aggregate, will not have a material adverse effect on the Company’s consolidated results of operations, financial position or cash flows.

The Company indemnifies the directors and officers of the Company for certain liabilities that might arise from the performance of their job responsibilities for the Company.  Additionally, in the normal course of business, the Company enters into contracts that contain a variety of representations and warranties and which provide general indemnifications.  The Company’s maximum exposure under these arrangements is unknown, as this involves the resolution of claims made, or future claims that may be made, against the Company, its directors and/or officers, the outcomes of which is unknown and not currently predictable.  Accordingly, no liabilities have been recorded for the indemnifications.

Note 18 – Segment Information

Following the discontinuance of the operations of the Company’s Clinical Research business, Omnicare operates in one segment, the Pharmacy Services Segment.  Accordingly, no operating segment data has been provided.  The Company is currently evaluating its overall organizational structure and the related internal financial and operational reporting.  It is anticipated that this review will be completed during the second half of 2011.  Upon completion of this review, changes, if any, in internal financial reporting will be reflected in the Company’s periodic filings.

The Company’s operations are primarily in the United States with one pharmacy located in Canada which is not material to the consolidated sales or total assets of Omnicare.

Note 19 – Summary of Quarterly Results (Unaudited)

The following table presents the Company's quarterly financial information for 2010 and 2009 (in thousands, except per share data):

	First	Second	Third	Fourth	Full
	Quarter	Quarter	Quarter	Quarter	Year
2010 (a)

Net sales	$1,492,371	$1,491,425	$1,516,207	$1,530,667	$6,030,670
Cost of sales	1,151,027	1,164,170	1,182,815	1,196,428	4,694,440
Gross profit	341,344	327,255	333,392	334,239	1,336,230
Selling, general and administrative expenses	182,771	185,919	190,745	188,173	747,608
Provision for doubtful accounts	21,942	20,986	22,376	71,326	136,630
Restructuring and other related charges	3,505	3,489	3,335	6,836	17,165
Settlement, litigation and other related charges	5,506	29,361	36,731	42,111	113,709
Goodwill and other asset impairment charges	-	-	-	22,884	22,884
Separation, benefit plan termination and related costs	-	-	64,760	-	64,760
Other miscellaneous charges	2,260	1,796	4,687	35,577	44,320
Operating income (loss)	125,360	85,704	10,758	(32,668)	189,154
Investment income	1,664	1,105	4,096	2,745	9,610
Interest expense	(28,608)	(39,712)	(30,975)	(36,425)	(135,720)
Amortization of discount on convertible notes	(7,331)	(7,473)	(7,615)	(7,117)	(29,536)
Income (loss) from continuing operations before income taxes	91,085	39,624	(23,736)	(73,465)	33,508
Income tax provision	33,644	15,879	(14,100)	(16,379)	19,044
Income (loss) from continuing operations	57,441	23,745	(9,636)	(57,086)	14,464
Loss from discontinued operations	(6,589)	(12,146)	(93,630)	(8,208)	(120,573)

Net income (loss)	$50,852	$11,599	$(103,266)	$(65,294)	$(106,109)

Earnings (loss) per common share - Basic:(b)
Continuing operations	$0.49	$0.20	$(0.08)	$(0.50)	$0.12
Discontinued operations	(0.06)	(0.10)	(0.81)	(0.07)	(1.04)
Net income (loss)	$0.43	$0.10	$(0.89)	$(0.57)	$(0.91)

Earnings (loss) per common share - Diluted:(b)
Continuing operations	$0.49	$0.20	$(0.08)	$(0.50)	$0.13
Discontinued operations	(0.06)	(0.10)	(0.81)	(0.07)	(1.03)
Net income (loss)	$0.43	$0.10	$(0.89)	$(0.57)	$(0.91)
Dividends per common share	$0.0225	$0.0225	$0.0325	$0.0325	$0.11

Weighted average number of
common shares outstanding:
Basic	117,763	117,434	115,554	114,685	116,348
Diluted	118,455	118,116	115,554	114,685	116,927

Comprehensive income (loss)	$51,877	$9,310	$(69,432)	$(67,310)	$(75,555)

Note 19 – Summary of Quarterly Results (Unaudited)-Continued

	First	Second	Third	Fourth	Full
	Quarter	Quarter	Quarter	Quarter	Year
2009 (a)

Net sales	$1,495,023	$1,497,681	$1,505,000	$1,503,349	$6,001,053
Cost of sales	1,123,529	1,142,547	1,153,246	1,147,515	4,566,837
Gross profit	371,494	355,134	351,754	355,834	1,434,216
Selling, general and administrative expenses	201,052	189,099	189,834	186,187	766,172
Provision for doubtful accounts	25,222	22,519	22,858	21,896	92,495
Restructuring and other related charges	6,865	5,230	3,673	4,046	19,814
Settlement, litigation and other related charges	41,665	28,357	1,739	5,688	77,449
Other miscellaneous charges	3,474	3,831	699	531	8,535
Operating income	93,216	106,098	132,951	137,486	469,751
Investment income	2,407	1,032	1,202	5,029	9,670
Interest expense	(31,285)	(29,774)	(29,588)	(29,246)	(119,893)
Amortization of discount on convertible notes	(6,797)	(6,927)	(7,059)	(7,194)	(27,977)
Income from continuing operations before income taxes	57,541	70,429	97,506	106,075	331,551
Income tax provision	28,221	29,734	18,005	20,896	96,856
Income from continuing operations	29,320	40,695	79,501	85,179	234,695
Income (loss) from discontinued operations	1,574	(11,976)	(6,986)	(5,384)	(22,772)

Net income	$30,894	$28,719	$72,515	$79,795	$211,923

Earnings (loss) per common share - Basic:(b)
Continuing operations	$0.25	$0.35	$0.68	$0.73	$2.00
Discontinued operations	0.01	(0.10)	(0.06)	(0.05)	(0.19)
Net income	$0.27	$0.25	$0.62	$0.68	$1.81

Earnings (loss) per common share - Diluted:(b)
Continuing operations	$0.25	$0.35	$0.67	$0.72	$2.00
Discontinued operations	0.01	(0.10)	(0.06)	(0.05)	(0.19)
Net income	$0.26	$0.24	$0.61	$0.68	$1.80
Dividends per common share	$0.0225	$0.0225	$0.0225	$0.0225	$0.09

Weighted average number of
common shares outstanding:
Basic	116,448	116,852	117,598	117,462	117,094
Diluted	117,341	117,640	118,145	117,980	117,777

Comprehensive income	$30,675	$27,223	$75,031	$63,490	$196,419

Notes to Summary of Quarterly Results:

(a)	Certain amounts for all periods presented have been recast to present CRO Services and Tidewater as discontinued operations.

(b)
Earnings per share is calculated independently for each separately reported quarterly and full year period.  Accordingly, the sum of the separately reported quarters may not necessarily be equal to the per share amount for the corresponding full year period, as independently calculated.

Note 20 – Guarantor Subsidiaries

The Company’s 6.125% Notes due 2013,  the 6.875% Notes due 2015, the 7.75% Senior Subordinated Notes due 2020 and the 3.75% Convertible Notes due 2025 are fully and unconditionally guaranteed on an unsecured, joint and several basis by certain wholly-owned subsidiaries of the Company (the “Guarantor Subsidiaries”).  The following condensed consolidating financial data illustrates the composition of Omnicare, Inc. (“Parent”), the Guarantor Subsidiaries and the Non-Guarantor Subsidiaries as of December 31, 2010 and 2009 for the balance sheets, as well as the statements of income and the statements of cash flows for each of the three years in the period ended December 31, 2010.  Management believes separate complete financial statements of the respective Guarantor Subsidiaries would not provide information that would be necessary for evaluating the sufficiency of the Guarantor Subsidiaries, and thus are not presented.  No consolidating/eliminating adjustments column is presented for the condensed consolidating statements of cash flows since there were no significant consolidating/eliminating adjustment amounts during the periods presented.

Note 20 – Guarantor Subsidiaries – Continued

Summary Consolidating Statements of Income
(in thousands)	For the years ended December 31,
2010:	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	Omnicare, Inc. and Subsidiaries

Net sales	$-	$5,891,219	$139,451	$-	$6,030,670
Cost of sales	-	4,590,118	104,322	-	4,694,440
Gross profit	-	1,301,101	35,129	-	1,336,230
Selling, general and administrative expenses	9,569	722,789	15,250	-	747,608
Provision for doubtful accounts	-	134,391	2,239	-	136,630
Restructuring and other related charges	-	17,165	-	-	17,165
Settlement, litigation and other related charges	-	113,709	-	-	113,709
Goodwill and other asset impairment charges	-	22,884	-	-	22,884
Separation, benefit plan termination and related costs	-	64,760	-	-	64,760
Other miscellaneous charges	-	44,320	-	-	44,320
Operating (loss) income	(9,569)	181,083	17,640	-	189,154
Investment income	939	8,671	-	-	9,610
Interest expense, including amortization of discount on convertible notes	(163,864)	(1,392)	-	-	(165,256)
(Loss) income from continuing operations before income taxes	(172,494)	188,362	17,640	-	33,508
Income tax (benefit) expense	(64,478)	82,225	1,297	-	19,044
(Loss) income from continuing operations	(108,016)	106,137	16,343	-	14,464
Loss from discontinued operations	-	(85,684)	(34,889)	-	(120,573)
Equity in net income of subsidiaries	1,907	-	-	(1,907)	-
Net income (loss)	$(106,109)	$20,453	$(18,546)	$(1,907)	$(106,109)
2009:

Net sales	$-	$5,871,171	$129,882	$-	$6,001,053
Cost of sales	-	4,459,310	107,527	-	4,566,837
Gross profit	-	1,411,861	22,355	-	1,434,216
Selling, general and administrative expenses	14,875	743,728	7,569	-	766,172
Provision for doubtful accounts	-	90,636	1,859	-	92,495
Restructuring and other related charges	-	19,814	-	-	19,814
Settlement, litigation and other related charges	-	77,449	-	-	77,449
Other miscellaneous charges	-	8,535	-	-	8,535
Operating (loss) income	(14,875)	471,699	12,927	-	469,751
Investment income	886	8,784	-	-	9,670
Interest expense, including amortization of discount on convertible notes	(146,841)	(1,029)	-	-	(147,870)
(Loss) income from continuing operations before income taxes	(160,830)	479,454	12,927	-	331,551
Income tax (benefit) expense	(61,324)	154,158	4,022	-	96,856
(Loss) income from continuing operations	(99,506)	325,296	8,905	-	234,695
Loss from discontinued operations	-	(12,279)	(10,493)	-	(22,772)
Equity in net income of subsidiaries	311,429	-	-	(311,429)	-
Net income (loss)	$211,923	$313,017	$(1,588)	$(311,429)	$211,923
2008:

Net sales	$-	$5,845,793	$146,657	$-	$5,992,450
Cost of sales	-	4,399,119	119,526	-	4,518,645
Gross profit	-	1,446,674	27,131	-	1,473,805
Selling, general and administrative expenses	16,007	831,669	6,806	-	854,482
Provision for doubtful accounts	-	104,369	1,871	-	106,240
Restructuring and other related charges	-	34,089	-	-	34,089
Settlement, litigation and other related charges	-	99,267	-	-	99,267
Other miscellaneous charges	-	914	-	-	914
Operating (loss) income	(16,007)	376,366	18,454	-	378,813
Investment income	1,584	8,198	-	-	9,782
Interest expense, including amortization of discount on convertible notes	(164,175)	(1,784)	(3,026)	-	(168,985)
(Loss) income from continuing operations before income taxes	(178,598)	382,780	15,428	-	219,610
Income tax (benefit) expense	(69,083)	151,480	5,912	-	88,309
(Loss) income from continuing operations	(109,515)	231,300	9,516	-	131,301
Income from discontinued operations	-	9,090	82	-	9,172
Equity in net income of subsidiaries	249,988	-	-	(249,988)	-
Net income	$140,473	$240,390	$9,598	$(249,988)	$140,473

Note 20 – Guarantor Subsidiaries – Continued

Condensed Consolidating Balance Sheets
(in thousands)

As of December 31, 2010:	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	Omnicare, Inc. and Subsidiaries

ASSETS
Cash and cash equivalents	$460,778	$17,598	$16,108	$-	$494,484
Restricted cash	-	2,019	-	-	2,019
Accounts receivable, net (including intercompany)	-	997,585	25,085	(10,847)	1,011,823
Inventories	-	411,256	7,709	-	418,965
Deferred income tax benefits, net-current	-	145,886	5,198	(440)	150,644
Other current assets	538	319,268	12,801	-	332,607
Current assets - discontinued operations	-	41,366	5,888	-	47,254
Total current assets	461,316	1,934,978	72,789	(11,287)	2,457,796
Properties and equipment, net	-	200,442	4,275	-	204,717
Goodwill	-	4,154,723	80,098	-	4,234,821
Identifiable intangible assets, net	-	250,843	8,966	-	259,809
Other noncurrent assets	47,695	108,938	308	-	156,941
Noncurrent assets - discontinued operations	-	40,952	8,377	-	49,329
Investment in subsidiaries	5,763,499	-	-	(5,763,499)	-
Total assets	$6,272,510	$6,690,876	$174,813	$(5,774,786)	$7,363,413

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities (including intercompany)	$36,203	$525,819	$20,718	$(10,847)	$571,893
Current liabilities - discontinued operations	-	11,645	10,716	-	22,361
Long-term debt, notes and convertible debentures	2,096,333	10,425	-	-	2,106,758
Deferred income tax liabilities, net-noncurrent	319,740	404,493	13,590	(440)	737,383
Other noncurrent liabilities	4,290	104,784	-	-	109,074
Stockholders’ equity	3,815,944	5,633,710	129,789	(5,763,499)	3,815,944
Total liabilities and stockholders’ equity	$6,272,510	$6,690,876	$174,813	$(5,774,786)	$7,363,413

As of December 31, 2009:	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	Omnicare, Inc. and Subsidiaries

ASSETS
Cash and cash equivalents	$230,866	$32,202	$12,639	$-	$275,707
Restricted cash	-	15,264	-	-	15,264
Accounts receivable, net (including intercompany)	-	1,169,809	19,221	(5,886)	1,183,144
Inventories	-	361,156	7,321	-	368,477
Deferred income tax benefits, net-current	-	117,354	49	(4,497)	112,906
Other current assets	1,026	179,940	1,613	-	182,579
Current assets - discontinued operations	-	73,246	8,284	-	81,530
Total current assets	231,892	1,948,971	49,127	(10,383)	2,219,607
Properties and equipment, net	-	200,247	3,600	-	203,847
Goodwill	-	4,074,327	77,928	-	4,152,255
Identifiable intangible assets, net	-	284,482	9,349	-	293,831
Other noncurrent assets	29,930	250,098	49	-	280,077
Noncurrent assets - discontinued operations	-	150,707	23,780	-	174,487
Investment in subsidiaries	5,984,872	-	-	(5,984,872)	-
Total assets	$6,246,694	$6,908,832	$163,833	$(5,995,255)	$7,324,104

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities (including intercompany)	$144,793	$453,232	$3,508	$(5,886)	$595,647
Current liabilities - discontinued operations	-	11,706	10,464	-	22,170
Long-term debt, notes and convertible debentures	1,975,786	4,450	3	-	1,980,239
Deferred income tax liabilities, net-noncurrent	250,122	317,105	11,416	(4,497)	574,146
Other noncurrent liabilities	-	275,909	-	-	275,909
Stockholders’ equity	3,875,993	5,846,430	138,442	(5,984,872)	3,875,993
Total liabilities and stockholders’ equity	$6,246,694	$6,908,832	$163,833	$(5,995,255)	$7,324,104

Note 20 – Guarantor Subsidiaries – Continued

Condensed Consolidating Statements of Cash Flows
(in thousands)	For the year ended December 31,
2010	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Omnicare, Inc. and Subsidiaries

Cash flows from operating activities:
Net cash flows from / (used in) operating activities	$(86,774)	$443,924	$11,465	$368,615

Cash flows from investing activities:
Acquisition of businesses, net of cash received	-	(111,812)	-	(111,812)
Capital expenditures	-	(22,496)	(1,021)	(23,517)
Transfer of cash to trusts for employee health and
severance costs, net of payments out of the trust	-	11,082	-	11,082
Other	-	(1,791)	(14)	(1,805)
Net cash flows used in investing activities	-	(125,017)	(1,035)	(126,052)

Cash flows from financing activities:
Net payments on revolving credit facilities and term A loan	(125,000)	-	-	(125,000)
Proceeds from long-term borrowings and obligations	975,000	-	-	975,000
Payments on long-term borrowings and obligations	(726,533)	-	-	(726,533)
Fees paid for financing activities	(33,249)	-	-	(33,249)
Increase in cash overdraft balance	9,744	8,477	-	18,221
Payments for Omnicare common stock repurchase	(100,942)	-	-	(100,942)
Payments for stock awards and exercise of stock
options, net of stock tendered in payment	(13,989)	-	-	(13,989)
Excess tax benefits from stock-based compensation	679	-	-	679
Dividends paid	(12,839)	-	-	(12,839)
Other	343,815	(342,706)	(1,109)	-
Net cash flows from / (used in) financing activities	316,686	(334,229)	(1,109)	(18,652)

Effect of exchange rate changes on cash	-	(120)	(5,848)	(5,968)

Net increase (decrease) in cash and cash equivalents	229,912	(15,442)	3,473	217,943
Less increase (decrease) in cash and cash
equivalents of discontinued operations	-	(838)	4	(834)
Increase (decrease) in cash and cash equivalents
of continuing operations	229,912	(14,604)	3,469	218,777
Cash and cash equivalents at beginning of year	230,866	32,202	12,639	275,707
Cash and cash equivalents at end of year	$460,778	$17,598	$16,108	$494,484

Note 20 – Guarantor Subsidiaries – Continued

Condensed Consolidating Statements of Cash Flows - Continued
(in thousands)	For the year ended December 31,
2009	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Omnicare, Inc. and Subsidiaries

Cash flows from operating activities:
Net cash flows from / (used in) operating activities	$(64,390)	$553,249	$(5,065)	$483,794

Cash flows from investing activities:
Acquisition of businesses, net of cash received	-	(92,889)	-	(92,889)
Capital expenditures	-	(28,412)	(819)	(29,231)
Transfer of cash to trusts for employee health and
severance costs, net of payments out of the trust	-	(10,547)	-	(10,547)
Other	-	(12,170)	-	(12,170)
Net cash flows used in investing activities	-	(144,018)	(819)	(144,837)

Cash flows from financing activities:
Payments on line of credit facilities, term A loan and notes payable	(275,000)	-	-	(275,000)
Payments on long-term borrowings and obligations	(1,592)	-	-	(1,592)
(Decrease) increase in cash overdraft balance	(819)	182	-	(637)
Payments for stock awards and exercise of stock
options, net of stock tendered in payment	9,666	-	-	9,666
Excess tax benefits from stock-based compensation	2,367	-	-	2,367
Dividends paid	(10,733)	-	-	(10,733)
Other	420,404	(418,483)	(2,400)	(479)
Net cash flows from / (used in) financing activities	144,293	(418,301)	(2,400)	(276,408)

Effect of exchange rate changes on cash	-	-	(1,099)	(1,099)

Net increase (decrease) in cash and cash equivalents	79,903	(9,070)	(9,383)	61,450
Less increase (decrease) in cash and cash
equivalents of discontinued operations	-	412	(3)	409
Increase (decrease) in cash and cash equivalents
of continuing operations	79,903	(9,482)	(9,380)	61,041
Cash and cash equivalents at beginning of year	150,963	41,684	22,019	214,666
Cash and cash equivalents at end of year	$230,866	$32,202	$12,639	$275,707

Note 20 – Guarantor Subsidiaries – Continued

Condensed Consolidating Statements of Cash Flows - Continued
(in thousands)	For the year ended December 31,
2008	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Omnicare, Inc. and Subsidiaries

Cash flows from operating activities:
Net cash flows from / (used in) operating activities	$(73,175)	$515,417	$(4,045)	$438,197

Cash flows from investing activities:
Acquisition of businesses, net of cash received	-	(225,710)	-	(225,710)
Capital expenditures	-	(57,084)	43	(57,041)
Transfer of cash to trusts for employee health and
severance costs, net of payments out of the trust	-	847	-	847
Other	-	(3,389)	-	(3,389)
Net cash flows from / (used in) investing activities	-	(285,336)	43	(285,293)

Cash flows from financing activities:
Borrowings on line of credit facilities	396,000	-	-	396,000
Payments on line of credit facilities, term A loan and notes payable	(446,000)	-	(39,081)	(485,081)
(Payments) proceeds on long-term borrowings and obligations	(3,193)	360	-	(2,833)
(Decrease) increase in cash overdraft balance	(5,723)	274	-	(5,449)
Payments for Omnicare common stock repurchase	(100,165)	-	-	(100,165)
Payments for stock awards and exercise of stock
options, net of stock tendered in payment	(1,390)	-	-	(1,390)
Excess tax benefits from stock-based compensation	963	-	-	963
Dividends paid	(10,751)	-	-	(10,751)
Other	203,300	(244,009)	40,349	(360)
Net cash flows from / (used in) financing activities	33,041	(243,375)	1,268	(209,066)

Effect of exchange rate changes on cash	-	-	(3,196)	(3,196)

Net decrease in cash and cash equivalents	(40,134)	(13,294)	(5,930)	(59,358)
Less increase (decrease) in cash and cash
equivalents of discontinued operations	-	310	(134)	176
Decrease in cash and cash equivalents
of continuing operations	(40,134)	(13,604)	(5,796)	(59,534)
Cash and cash equivalents at beginning of year	191,097	55,288	27,815	274,200
Cash and cash equivalents at end of year	$150,963	$41,684	$22,019	$214,666

The Company’s 3.25% Convertible Debentures due 2035 are fully and unconditionally guaranteed on an unsecured basis by Omnicare Purchasing Company, LP, a wholly-owned subsidiary of the Company (the “Guarantor Subsidiary”).  The following condensed consolidating financial data illustrates the composition of Omnicare, Inc. (“Parent”), the Guarantor Subsidiary and the Non-Guarantor Subsidiaries as of December 31, 2010 and 2009 for the balance sheets, as well as the statements of income and the statements of cash flows for each of the three years in the period ended December 31, 2010.  Management believes separate complete financial statements of the respective Guarantor Subsidiary would not provide information that would be necessary for evaluating the sufficiency of the Guarantor Subsidiary, and thus are not presented.  The Guarantor Subsidiary does not have any material net cash flows in the condensed consolidating statements of cash flows.  No consolidating/eliminating adjustments column is presented for the condensed consolidating statements of cash flows since there were no significant consolidating/eliminating adjustment amounts during the periods presented.

Note 20 – Guarantor Subsidiaries – Continued

Summary Consolidating Statements of Income
(in thousands)	For the years ended December 31,
2010:	Parent	Guarantor Subsidiary	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	Omnicare, Inc. and Subsidiaries

Net sales	$-	$-	$6,030,670	$-	$6,030,670
Cost of sales	-	-	4,694,440	-	4,694,440
Gross profit	-	-	1,336,230	-	1,336,230
Selling, general and administrative expenses	9,569	1,403	736,636	-	747,608
Provision for doubtful accounts	-	-	136,630	-	136,630
Restructuring and other related charges	-	-	17,165	-	17,165
Settlement, litigation and other related charges	-	-	113,709	-	113,709
Goodwill and other asset impairment charges	-	-	22,884	-	22,884
Separation, benefit plan termination and related costs	-	-	64,760	-	64,760
Other miscellaneous charges	-	-	44,320	-	44,320
Operating (loss) income	(9,569)	(1,403)	200,126	-	189,154
Investment income	939	-	8,671	-	9,610
Interest expense, including amortization of discount on convertible notes	(163,864)	-	(1,392)	-	(165,256)
(Loss) income from continuing operations before income taxes	(172,494)	(1,403)	207,405	-	33,508
Income tax (benefit) expense	(64,478)	(524)	84,046	-	19,044
(Loss) income from continuing operations	(108,016)	(879)	123,359	-	14,464
Loss from discontinued operations	-	-	(120,573)	-	(120,573)
Equity in net income of subsidiaries	1,907	-	-	(1,907)	-
Net income (loss)	$(106,109)	$(879)	$2,786	$(1,907)	$(106,109)
2009:

Net sales	$-	$-	$6,001,053	$-	$6,001,053
Cost of sales	-	-	4,566,837	-	4,566,837
Gross profit	-	-	1,434,216	-	1,434,216
Selling, general and administrative expenses	14,875	1,425	749,872	-	766,172
Provision for doubtful accounts	-	-	92,495	-	92,495
Restructuring and other related charges	-	-	19,814	-	19,814
Settlement, litigation and other related charges	-	-	77,449	-	77,449
Other miscellaneous charges	-	-	8,535	-	8,535
Operating (loss) income	(14,875)	(1,425)	486,051	-	469,751
Investment income	886	-	8,784	-	9,670
Interest expense, including amortization of discount on convertible notes	(146,841)	-	(1,029)	-	(147,870)
(Loss) income from continuing operations before income taxes	(160,830)	(1,425)	493,806	-	331,551
Income tax (benefit) expense	(61,324)	(543)	158,723	-	96,856
(Loss) income from continuing operations	(99,506)	(882)	335,083	-	234,695
Loss from discontinued operations	-	-	(22,772)	-	(22,772)
Equity in net income of subsidiaries	311,429	-	-	(311,429)	-
Net income (loss)	$211,923	$(882)	$312,311	$(311,429)	$211,923
2008:

Net sales	$-	$-	$5,992,450	$-	$5,992,450
Cost of sales	-	-	4,518,645	-	4,518,645
Gross profit	-	-	1,473,805	-	1,473,805
Selling, general and administrative expenses	16,007	1,343	837,132	-	854,482
Provision for doubtful accounts	-	-	106,240	-	106,240
Restructuring and other related charges	-	-	34,089	-	34,089
Settlement, litigation and other related charges	-	-	99,267	-	99,267
Other miscellaneous charges	-	-	914	-	914
Operating (loss) income	(16,007)	(1,343)	396,163	-	378,813
Investment income	1,584	-	8,198	-	9,782
Interest expense, including amortization of discount on convertible notes	(164,175)	-	(4,810)	-	(168,985)
(Loss) income from continuing operations before income taxes	(178,598)	(1,343)	399,551	-	219,610
Income tax (benefit) expense	(69,083)	(522)	157,914	-	88,309
(Loss) income from continuing operations	(109,515)	(821)	241,637	-	131,301
Income from discontinued operations	-	-	9,172	-	9,172
Equity in net income of subsidiaries	249,988	-	-	(249,988)	-
Net income (loss)	$140,473	$(821)	$250,809	$(249,988)	$140,473

Note 20 – Guarantor Subsidiaries – Continued

Condensed Consolidating Balance Sheets
(in thousands)

As of December 31, 2010:	Parent	Guarantor Subsidiary	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	Omnicare, Inc. and Subsidiaries

ASSETS
Cash and cash equivalents	$460,778	$-	$33,706	$-	$494,484
Restricted cash	-	-	2,019	-	2,019
Accounts receivable, net (including intercompany)	-	68	1,011,755	-	1,011,823
Inventories	-	-	418,965	-	418,965
Deferred income tax benefits, net-current	-	-	151,084	(440)	150,644
Other current assets	538	-	332,069	-	332,607
Current assets - discontinued operations	-	-	47,254	-	47,254
Total current assets	461,316	68	1,996,852	(440)	2,457,796
Properties and equipment, net	-	16	204,701	-	204,717
Goodwill	-	19	4,234,802	-	4,234,821
Identifiable intangible assets, net	-	-	259,809	-	259,809
Other noncurrent assets	47,695	-	109,246	-	156,941
Noncurrent assets - discontinued operations	-	-	49,329	-	49,329
Investment in subsidiaries	5,763,499	-	-	(5,763,499)	-
Total assets	$6,272,510	$103	$6,854,739	$(5,763,939)	$7,363,413

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities (including intercompany)	$36,203	$-	$535,690	$-	$571,893
Current liabilities - discontinued operations	-	-	22,361	-	22,361
Long-term debt, notes and convertible debentures	2,096,333	-	10,425	-	2,106,758
Deferred income tax liabilities, net-noncurrent	319,740	-	418,083	(440)	737,383
Other noncurrent liabilities	4,290	-	104,784	-	109,074
Stockholders’ equity	3,815,944	103	5,763,396	(5,763,499)	3,815,944
Total liabilities and stockholders’ equity	$6,272,510	$103	$6,854,739	$(5,763,939)	$7,363,413

As of December 31, 2009:	Parent	Guarantor Subsidiary	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	Omnicare, Inc. and Subsidiaries

ASSETS
Cash and cash equivalents	$230,866	$-	$44,841	$-	$275,707
Restricted cash	-	-	15,264	-	15,264
Accounts receivable, net (including intercompany)	-	69	1,183,144	(69)	1,183,144
Inventories	-	-	368,477	-	368,477
Deferred income tax benefits, net-current	-	-	117,403	(4,497)	112,906
Other current assets	1,026	-	181,553	-	182,579
Current assets - discontinued operations	-	-	81,530	-	81,530
Total current assets	231,892	69	1,992,212	(4,566)	2,219,607
Properties and equipment, net	-	19	203,828	-	203,847
Goodwill	-	-	4,152,255	-	4,152,255
Identifiable intangible assets, net	-	-	293,831	-	293,831
Other noncurrent assets	29,930	19	250,128	-	280,077
Noncurrent assets - discontinued operations	-	-	174,487	-	174,487
Investment in subsidiaries	5,984,872	-	7,222	(5,992,094)	-
Total assets	$6,246,694	$107	$7,073,963	$(5,996,660)	$7,324,104

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities (including intercompany)	$144,793	$5	$450,918	$(69)	$595,647
Current liabilities - discontinued operations	-	-	22,170	-	22,170
Long-term debt, notes and convertible debentures	1,975,786	-	4,453	-	1,980,239
Deferred income tax liabilities, net-noncurrent	250,122	-	328,521	(4,497)	574,146
Other noncurrent liabilities	-	-	275,909	-	275,909
Stockholders’ equity	3,875,993	102	5,991,992	(5,992,094)	3,875,993
Total liabilities and stockholders’ equity	$6,246,694	$107	$7,073,963	$(5,996,660)	$7,324,104

Note 20 – Guarantor Subsidiaries – Continued

Condensed Consolidating Statements of Cash Flows
(in thousands)	For the year ended December 31,
2010	Parent	Guarantor Subsidiary	Non-Guarantor Subsidiaries	Omnicare, Inc. and Subsidiaries

Cash flows from operating activities:
Net cash flows from / (used in) operating activities	$(86,774)	$-	$455,389	$368,615

Cash flows from investing activities:
Acquisition of businesses, net of cash received	-	-	(111,812)	(111,812)
Capital expenditures	-	-	(23,517)	(23,517)
Transfer of cash to trusts for employee health and
severance costs, net of payments out of the trust	-	-	11,082	11,082
Other	-	-	(1,805)	(1,805)
Net cash flows used in investing activities	-	-	(126,052)	(126,052)

Cash flows from financing activities:
Net payments on revolving credit facilities and term A loan	(125,000)	-	-	(125,000)
Proceeds from long-term borrowings and obligations	975,000	-	-	975,000
Payments on long-term borrowings and obligations	(726,533)	-	-	(726,533)
Fees paid for financing activities	(33,249)	-	-	(33,249)
Increase in cash overdraft balance	9,744	-	8,477	18,221
Payments for Omnicare common stock repurchase	(100,942)	-	-	(100,942)
Payments for stock awards and exercise of stock
options, net of stock tendered in payment	(13,989)	-	-	(13,989)
Excess tax benefits from stock-based compensation	679	-	-	679
Dividends paid	(12,839)	-	-	(12,839)
Other	343,815	-	(343,815)	-
Net cash flows from / (used in) financing activities	316,686	-	(335,338)	(18,652)

Effect of exchange rate changes on cash	-	-	(5,968)	(5,968)

Net increase / (decrease) in cash and cash equivalents	229,912	-	(11,969)	217,943
Less decrease in cash and cash equivalents
of discontinued operations	-	-	(834)	(834)
Increase / (decrease) in cash and cash equivalents
of continuing operations	229,912	-	(11,135)	218,777
Cash and cash equivalents at beginning of year	230,866	-	44,841	275,707
Cash and cash equivalents at end of year	$460,778	$-	$33,706	$494,484

Note 20 – Guarantor Subsidiaries – Continued

Condensed Consolidating Statements of Cash Flows - Continued
(in thousands)	For the year ended December 31,
2009	Parent	Guarantor Subsidiary	Non-Guarantor Subsidiaries	Omnicare, Inc. and Subsidiaries

Cash flows from operating activities:
Net cash flows from / (used in) operating activities	$(64,390)	$-	$548,184	$483,794

Cash flows from investing activities:
Acquisition of businesses, net of cash received	-	-	(92,889)	(92,889)
Capital expenditures	-	-	(29,231)	(29,231)
Transfer of cash to trusts for employee health and severance costs, net of payments out of the trust	-	-	(10,547)	(10,547)
Other	-	-	(12,170)	(12,170)
Net cash flows used in investing activities	-	-	(144,837)	(144,837)

Cash flows from financing activities:
Payments on line of credit facilities, term A loan and notes payable	(275,000)	-	-	(275,000)
Payments on long-term borrowings and obligations	(1,592)	-	-	(1,592)
(Decrease) increase in cash overdraft balance	(819)	-	182	(637)
Payments for stock awards and exercise of stock options, net of stock tendered in payment	9,666	-	-	9,666
Excess tax benefits from stock-based compensation	2,367	-	-	2,367
Dividends paid	(10,733)	-	-	(10,733)
Other	420,404	-	(420,883)	(479)
Net cash flows from / (used in) financing activities	144,293	-	(420,701)	(276,408)

Effect of exchange rate changes on cash	-	-	(1,099)	(1,099)

Net increase (decrease) in cash and cash equivalents	79,903	-	(18,453)	61,450
Less increase in cash and cash equivalents of discontinued operations	-	-	409	409
Increase (decrease) in cash and cash equivalents of continuing operations	79,903	-	(18,862)	61,041
Cash and cash equivalents at beginning of year	150,963	-	63,703	214,666
Cash and cash equivalents at end of year	$230,866	$-	$44,841	$275,707

Note 20 – Guarantor Subsidiaries – Continued

Condensed Consolidating Statements of Cash Flows - Continued
(in thousands)	For the year ended December 31,
2008	Parent	Guarantor Subsidiary	Non-Guarantor Subsidiaries	Omnicare, Inc. and Subsidiaries

Cash flows from operating activities:
Net cash flows from / (used in) operating activities	$(73,175)	$-	$511,372	$438,197

Cash flows from investing activities:
Acquisition of businesses, net of cash received	-	-	(225,710)	(225,710)
Capital expenditures	-	-	(57,041)	(57,041)
Transfer of cash to trusts for employee health and severance costs, net of payments out of the trust	-	-	847	847
Other	-	-	(3,389)	(3,389)
Net cash flows from / (used in) investing activities	-	-	(285,293)	(285,293)

Cash flows from financing activities:
Borrowings on line of credit facilities	396,000	-	-	396,000
Payments on line of credit facilities, term A loan and notes payable	(446,000)	-	(39,081)	(485,081)
Payments on long-term borrowings and obligations	(3,193)	-	360	(2,833)
(Decrease) increase in cash overdraft balance	(5,723)	-	274	(5,449)
Payments for Omnicare common stock repurchase	(100,165)	-	-	(100,165)
Payments for stock awards and exercise of stock options, net of stock tendered in payment	(1,390)	-	-	(1,390)
Excess tax benefits from stock-based compensation	963	-	-	963
Dividends paid	(10,751)	-	-	(10,751)
Other	203,300	-	(203,660)	(360)
Net cash flows from / (used in) financing activities	33,041	-	(242,107)	(209,066)

Effect of exchange rate changes on cash	-	-	(3,196)	(3,196)

Net decrease in cash and cash equivalents	(40,134)	-	(19,224)	(59,358)
Less increase in cash and cash equivalents of discontinued operations	-	-	176	176
Decrease in cash and cash equivalents of continuing operations	(40,134)	-	(19,400)	(59,534)
Cash and cash equivalents at beginning of year	191,097	-	83,103	274,200
Cash and cash equivalents at end of year	$150,963	$-	$63,703	$214,666

SCHEDULE II

OMNICARE, INC. AND SUBSIDIARY COMPANIES
Valuation and Qualifying Accounts
(in thousands)

		Additions
	Balance at	charged		Write-offs,	Balance
Year ended	beginning of	to cost		(net of recoveries)	at end
December 31,	period	and expenses	Acquisitions	and other	of period

Allowance for uncollectible accounts receivable:

2010	$332,541	$136,630	$-	$(68,144)	$401,027

2009	319,417	92,495	-	(79,371)	332,541

2008	324,825	106,240	5,550	(117,198)	319,417

Tax valuation allowance:

2010	$20,255	$(3,843)	$-	$(453)	$15,959

2009	23,332	(3,055)	-	(22)	20,255

2008	29,492	(2,986)	(990)	(2,184)	23,332